UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Information Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐    Definitive Proxy Statement

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☐    Soliciting Material Pursuant to §240.14a-12

BLACKHAWK NETWORK HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BLACKHAWK NETWORK HOLDINGS, INC.
6220 Stoneridge Mall Road
Pleasanton, CA 94588

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 10, 2016
On June 10, 2016, Blackhawk Network Holdings, Inc., or the Company, will hold its Annual Meeting of Stockholders at 10:00am Pacific Time. The meeting will be held at the Pleasanton Marriott hotel, 11950 Dublin Canyon Blvd., Pleasanton, CA 94588, for the following purposes:
1.To elect Richard H. Bard, Steven A. Burd, Robert L. Edwards and William Y. Tauscher as Class III directors;
2.To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2016 fiscal year ending December 31, 2016;
3.To approve the Company’s Third Amended and Restated Certificate of Incorporation, in order to declassify the Board of Directors beginning at the Company’s annual meeting of stockholders in 2017; and
4.To transact such other business as may properly come before the meeting or at any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders who owned our common stock at the close of business on April 15, 2016, the record date set by our Board of Directors, can vote at this meeting or any adjournments or postponements thereof.
Our Board of Directors recommends that you vote “FOR” the election of the director nominees named in Proposal No. 1 of the Proxy Statement, “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm as described in Proposal No. 2 of the Proxy Statement, and “FOR” the approval of the Third Amended and Restated Certificate of Incorporation, in order to declassify the Board of Directors beginning at the Company’s annual meeting of stockholders in 2017 as described in Proposal No. 3 of the Proxy Statement.
For our Annual Meeting, we have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send to these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report to Stockholders, and for voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials free of charge, if they so choose. The electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of the proxy materials. The Notice of Internet Availability of Proxy Materials will also provide the date, time and location of the Annual Meeting; the matters to be acted upon at the meeting and the recommendation of the Board of Directors with regard to each matter; a toll-free number, an e-mail address and a website where stockholders can request a paper or email copy of the Proxy Statement, our Annual Report to Stockholders and a form of proxy relating to the Annual Meeting; information on how to access the form of proxy; and information on how to attend the Annual Meeting and vote in person.
You are cordially invited to attend the Annual Meeting, but whether or not you expect to attend in person, you are urged to vote and submit your proxy by following the voting procedures described in the Notice of Internet Availability of Proxy Materials or on the proxy card.

By Order of the Board of Directors,

/s/ Kirsten Richesson
Kirsten Richesson
General Counsel and Secretary

Pleasanton, California
Dated: April , 2016

TABLE OF CONTENTS

Page
QUESTIONS AND ANSWERS	2
PROPOSAL NO. 1: ELECTION OF CLASS III DIRECTORS	6
CORPORATE GOVERNANCE	10
PROPOSAL NO. 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	17
PROPOSAL NO. 3: APPROVAL OF THE COMPANY’S THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, IN ORDER TO DECLASSIFY THE BOARD OF DIRECTORS BEGINNING AT THE COMPANY’S ANNUAL MEETING OF STOCKHOLDERS IN 2017	19
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	20
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	22
COMPENSATION OF DIRECTORS	22
EXECUTIVE OFFICERS	24
EXECUTIVE COMPENSATION	25
EQUITY COMPENSATION PLAN INFORMATION	47
COMPENSATION COMMITTEE REPORT	48
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	49
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	50
HOUSEHOLDING PROXY MATERIALS	53
OTHER MATTERS	53
NOTICE OF ELECTRONIC AVAILABILITY OF PROXY MATERIALS	53
INCORPORATION BY REFERENCE	53
ANNUAL REPORTS	54
ANNEX A

BLACKHAWK NETWORK HOLDINGS, INC.
6220 Stoneridge Mall Road
Pleasanton, CA 94588
2016 PROXY STATEMENT
FOR THE 2016 ANNUAL MEETING OF THE STOCKHOLDERS
JUNE 10, 2016
The Board of Directors of Blackhawk Network Holdings, Inc. is soliciting your proxy to vote at the Annual Meeting of Stockholders to be held on June 10, 2016, at 10:00am, local time, and any adjournment or postponement of that meeting, or the Annual Meeting. The Annual Meeting will be held at the Pleasanton Marriott hotel, 11950 Dublin Canyon Blvd., Pleasanton, CA 94588.
We have elected to use the Internet as the primary means of providing our proxy materials to stockholders. Accordingly, on or about April 26, 2016, we are making this Proxy Statement and the accompanying proxy card, Notice of Annual Meeting of Stockholders and Annual Report on Form 10-K to Stockholders available on the Internet and mailing a Notice of Internet Availability of Proxy Materials to stockholders of record as of April 15, 2016, or the Record Date. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All stockholders as of the Record Date will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically, including an option to request paper copies on an ongoing basis, may be found in the Notice of Internet Availability of Proxy Materials and on the website referred to in the notice. We intend to mail this Proxy Statement, together with the accompanying proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials within three business days of request.
The only voting securities of Blackhawk Network Holdings, Inc. are shares of common stock, par value $0.001 per share, or Common Stock, of which there were                                 shares outstanding as of the Record Date. We need the holders of a majority in voting power over the shares of Common Stock issued and outstanding and entitled to vote, present in person or represented by proxy, to hold the Annual Meeting.
In this Proxy Statement, we refer to Blackhawk Network Holdings, Inc. as the “Company,” “Blackhawk,” “we” or “us” and the Board of Directors as the “Board.” When we refer to Blackhawk’s fiscal year, we mean the 52‑week or 53‑week fiscal year ending on the Saturday closest to December 31. The fiscal year presented in this Proxy Statement consists of the 52‑week period ended January 2, 2016.
The Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, or the SEC, is available in the “Financials” section of our website at http://ir.blackhawknetwork.com. You also may obtain a copy of the Company’s Annual Report on Form 10-K, without charge, by contacting: General Counsel and Secretary, c/o Blackhawk Network Holdings, Inc., 6220 Stoneridge Mall Road, Pleasanton, CA 94588.

QUESTIONS AND ANSWERS
Proxy Material and Voting Information
Who can vote at the Annual Meeting?
Only stockholders that our records show owned shares of Common Stock as of the close of business on the Record Date may vote at the Annual Meeting. As of the Record Date, we had a total of                          shares of Common Stock issued and outstanding, which were held of record by approximately                    stockholders.
The stock transfer books will not be closed between the Record Date and the date of the Annual Meeting. Each share of Common Stock is entitled to one vote on each proposal.
What am I being asked to vote on?
You are being asked to vote “FOR” the following:

•	To elect Richard H. Bard, Steven A. Burd, Robert L. Edwards and William Y. Tauscher as Class III directors;

•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2016 fiscal year ending December 31, 2016; and

•	To approve the Third Amended and Restated Certificate of Incorporation, in order to declassify the Board beginning at the Company’s annual meeting of stockholders in 2017.
In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.
How do I vote?
You may vote by mail or follow any alternative voting procedure described on the proxy card or the Notice of Internet Availability of Proxy Materials. To use an alternative voting procedure, follow the instructions on each proxy card that you receive or on the Notice of Internet Availability of Proxy Materials.
For the election of Class III directors, you may either vote “FOR” each of the four nominees or you may “WITHHOLD” your vote for any nominee you specify. For the ratification of the selection of the Company’s independent auditors and the Company’s Third Amended and Restated Certificate of Incorporation, in order to declassify the Board beginning at the Company’s annual meeting of stockholders in 2017, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting.
What is a stockholder of record?
If your shares were registered directly in your name with the transfer agent for our Common Stock, Wells Fargo Shareowner Services, then you are a stockholder of record. If you are a stockholder of record, you may vote in person at the Annual Meeting. Alternatively, you may vote by proxy over the Internet or, if you properly request and receive a proxy card by mail or email, by signing, dating and returning the proxy card, over the Internet or by telephone. Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

•	To vote by proxy over the Internet, follow the instructions provided in the Notice of Internet Availability of Proxy Materials or on the proxy card.

•	To vote by telephone, if you properly requested and received a proxy card by mail or email, you may vote by proxy by calling the toll free number found on the proxy card.

•
To vote by mail, if you properly requested and received a proxy card by mail or email, simply complete, sign and date the proxy card and return it promptly. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote in person, come to the Annual Meeting, and we will give you a ballot when you arrive.
How do I vote my shares held in “Street Name?”
If your shares were held in an account at a brokerage firm, bank, dealer or other agent, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that institution. The institution holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct the institution that holds your shares instructions on how you would like your shares voted. If your broker or other agent does not receive voting instructions from you, how your shares will be voted (if at all) will depend on the type of proposal. Your brokers are not authorized to vote your “street name” shares for Proposals No. 1 or No. 3 without instructions from you and a “broker non-vote” will occur if you do not provide specific instructions to your brokers as to how to vote your “street name” shares. Your brokers may vote your “street name” shares for Proposal No. 2 at their discretion even if you do not provide voting instructions.
If you hold your shares in “street name,” you are invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your brokerage firm, bank, dealer or other agent in advance.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. The holders of a majority of in voting power of Common Stock outstanding and entitled to vote on the Record Date, present in person or represented by proxy and entitled to vote, will constitute a quorum for the transaction of business at the Annual Meeting. As of the Record Date, there were                          shares of Common Stock outstanding. Each share of Common Stock is entitled to one (1) vote on each proposal. As of the Record Date, an aggregate of                           votes constituted the requisite majority in voting power for a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chair of the Annual Meeting or a majority in voting power over the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to another time or place.
What is the required vote to approve each proposal?
The following table summarizes the effect of “broker non-votes” and of abstentions and votes required for passage of each matter requiring stockholder action at the Annual Meeting:

Matters Requiring Stockholder Action	Brokers may vote shares without instructions from beneficial owner	Effect of “broker non-votes”	Effect of abstentions	Vote Required
To elect Richard H. Bard, Steven A. Burd, Robert L. Edwards and William Y. Tauscher as Class III directors (Proposal No. 1 on the Proxy Card)	No	Broker non-votes have no effect and will not be counted towards the vote total for Proposal No. 1 and therefore will not affect the outcome of the election of Class III directors.	Abstentions will not affect the outcome of the election of Class III directors.
You may vote “FOR” or “AGAINST” any or all director nominees. When a quorum is present, a plurality vote of the votes cast is required for the election of Class III directors. Therefore, the four nominees who receive the most “FOR” votes will be elected. Only votes “FOR” will affect the outcome. Broker non-votes and “WITHHOLD” votes will have no effect.

Matters Requiring Stockholder Action	Brokers may vote shares without instructions from beneficial owner	Effect of “broker non-votes”	Effect of abstentions	Vote Required
To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2016 fiscal year ending December 31, 2016 (Proposal No. 2 on the Proxy Card)	Yes	We do not expect that there will be any broker non-votes for Proposals No. 2.	Abstentions will be counted towards the vote total for Proposal No. 2. Abstentions will have the same effect as a vote “AGAINST” the matter.
You may vote “FOR” or “AGAINST” Proposal No. 2 or you may “ABSTAIN.” When a quorum is present, a majority of the shares of Common Stock either present in person or represented by proxy and entitled to vote on the matter must be voted “FOR” Proposal No. 2 in order for it to pass. If you “ABSTAIN” from voting, it will have the same effect as an “AGAINST” vote. Proposal No. 2 is considered a routine matter, and therefore no broker non-votes are expected in connection with Proposal No. 2.

To approve the Third Amended and Restated Certificate of Incorporation, in order to declassify the Board beginning at the Company’s annual meeting of stockholders in 2017
(Proposal No. 3 on the Proxy Card)
	No	Broker non-votes will be counted towards the vote total for Proposal No. 3 and will have the same effect as a vote “AGAINST” this matter.	Abstentions will be counted towards the vote total for Proposal No. 3. Abstentions will have the same effect as a vote “AGAINST” the matter.
You may vote “FOR” or “AGAINST” Proposal No. 3 or you may “ABSTAIN.” When a quorum is present, seventy-five percent (75%) of the voting power of shares of Common Stock outstanding must be voted “FOR” Proposal No. 3 in order for it to pass. If you “ABSTAIN” from voting, it will have the same effect as an “AGAINST” vote. Broker non-votes will have the same effect as “AGAINST” votes.

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, “FOR” and “WITHHOLD” votes and broker non-votes and, with respect to the other proposals, “FOR” and “AGAINST” votes, abstentions and, if applicable, broker non-votes.
How do I vote via the Internet or telephone?
You may vote by proxy via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials or on the proxy card. If you properly request and receive printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card. Please be aware that if you vote over the Internet or by telephone, you may incur costs such as telephone and Internet access charges, as applicable, for which you will be responsible. The Internet and telephone voting facilities for eligible stockholders of record will close at 11:59pm Eastern Time on June 9, 2016. The giving of such a telephonic or Internet proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.
The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.
What if I return a proxy card but do not make specific choices?
If we receive a signed and dated proxy card and the proxy card does not specify how your shares are to be voted, your shares will be voted “FOR” the election of each of the four nominees for director, “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, and “FOR” the Third Amended and Restated Certificate of Incorporation, in order to declassify the Board beginning at the Company’s annual meeting of stockholders in 2017. If any other matter is properly presented at the Annual Meeting, your proxy (that is, one of the individuals named on your proxy card) will vote your shares using her best judgment.

Who is paying for this proxy solicitation?
The Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firm, bank, dealer or other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of materials?
If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must follow the instructions for voting on each Notice of Internet Availability of Proxy Materials or the proxy card that you receive by mail or email pursuant to your request, which include instructions for voting over the Internet, by telephone or by signing, dating and returning any of such proxy cards.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy over the Internet, by telephone or by mail with a later date.

•	You may send a written notice that you are revoking your proxy to our General Counsel and Secretary at Blackhawk Network Holdings, Inc., 6220 Stoneridge Mall Road, Pleasanton, CA 94588.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
If your shares are held by your brokerage firm, bank, dealer or other agent, you should follow the instructions provided by them.
When are stockholder proposals due for next year’s annual meeting?
To be considered for inclusion in the proxy materials for next year’s annual meeting, your proposal must be submitted in writing by December 27, 2016 to our General Counsel and Secretary at Blackhawk Network Holdings, Inc., 6220 Stoneridge Mall Road, Pleasanton, CA 94588. If you wish to submit a proposal that is not to be included in next year’s proxy materials pursuant to the SEC’s stockholder proposal procedures or to nominate a director, you must do so between February 10, 2017 and March 12, 2017; provided that if the date of the annual meeting is earlier than May 11, 2017 or later than August 9, 2017 your proposal to be timely must be submitted not earlier than the 120th day prior to the annual meeting date and not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
How can I find out the results of the voting at the Annual Meeting?
Voting results will be announced by the Company’s filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days following the day that final results are available.

PROPOSAL NO. 1: ELECTION OF CLASS III DIRECTORS
Our Board currently consists of eleven directors and is divided into three classes that serve staggered three-year terms. Historically, each year only one class of directors stood for election at our Annual Meeting.
Although our Board believes that experience, stability and continuity among Board members are important factors in effective corporate governance, it also is aware of the increasing demand in the stockholder community for annual elections of directors as a means to promote Board accountability. Accordingly, our Board is recommending that the Company’s stockholders approve and adopt the Company’s Third Amended and Restated Certificate of Incorporation, in order to declassify the Board effective at the Company’s 2017 annual meeting of stockholders. To learn more about this proposal, please see “Proposal No. 3–Approval of the Company’s Third Amended and Restated Certificate of Incorporation, in order to declassify the Board of Directors beginning at the Company’s annual meeting of stockholders in 2017.”
Nominees
This year, upon the recommendation of our Nominating and Corporate Governance Committee, our Board nominated Richard H. Bard, Steven A. Burd, Robert L. Edwards and William Y. Tauscher to stand for election as Class III directors, each of whom is currently a director of the Company. If elected, each nominee will hold office for a three-year term ending in 2019 and until his successor has been elected and qualified, or until his earlier resignation or removal. However, in order to effect the declassifying of our Board contemplated by Proposal No. 3, these Class III nominees (together with the incumbent Class I and Class II directors) have tendered their resignations, with such resignations to become effective immediately prior to the 2017 annual meeting of stockholders, subject to the condition that stockholders approve the proposal, in order to declassify our Board. In that case, these Class III nominees will serve only a one-year term, and all directors will begin standing for annual election beginning at our 2017 annual meeting of stockholders.
Messrs. Bard, Burd, Edwards and Tauscher have each informed us that they are willing to serve as a director. If any nominee ceases to be a candidate for election for any reason, the Proxy will be voted for a substitute nominee designated by the Company’s Board. The Board currently has no reason to believe that any nominee will not remain a candidate for election as a director or will be unwilling to serve as a director if elected. See below under “Nominating and Corporate Governance Committee” for more information about the nomination process and the factors that our Nominating and Corporate Governance Committee considers to evaluate, identify and recommend nominees for the Board.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR
THE ELECTION OF EACH NAMED NOMINEE.

Set forth below is information as of the Record Date regarding our Class III nominees and our other current directors who will continue in office after the Annual Meeting:

Name	Age	Director Since	Position/Office Held With the Company
Class III Directors whose terms expire at the 2016 Annual Meeting
Richard H. Bard	68	October 2014	Director
Steven A. Burd	66	August 2007	Director
Robert L. Edwards	60	July 2008	Director
William Y. Tauscher	66	August 2007	Chairman of the Board and Head of International
Class I Directors whose terms expire at the 2017 Annual Meeting (1)
Anil D. Aggarwal	46	February 2016	Director
Lawrence F. Probst III	65	April 2008	Director
Jane J. Thompson	64	October 2014	Director
Class II Directors whose terms expire at the 2018 Annual Meeting (1)
Mohan Gyani	64	August 2007	Director
Paul Hazen	74	August 2007	Director
Talbott Roche	49	February 2016	President, Chief Executive Officer and Director
Arun Sarin	61	August 2009	Director
____________________________________
(1)     Does not give effect to the proposed declassification of the Board.
Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experiences, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.
Class III Directors Who Stand for Re-election at this Annual Meeting
Richard H. Bard. Mr. Bard has served on the Board since October 2014. Mr. Bard is the Founder, Chairman and Chief Executive Officer of Bard Capital Group LLC, an operating and investment business. Mr. Bard currently serves as the Chairman of Blastrac Global, Inc., a privately held global machinery manufacturer, and Chairman and Co-CEO of Centennial Jet Partners LLC., a privately held company operating in the hospitality sector. Mr. Bard served as Vice Chairman of CIC Bancshares, Inc., a bank holding company, between 2010 to 2016. He served as manager of AmQuip Holdings, LLC, a provider of manned and bare rental lifting solutions, from 2007 to 2014 when it was acquired by Clearlake Capital Group, L.P.  He also served as Chairman and Deputy Chairman of the Federal Reserve Bank of Kansas City from 2002 to 2006. He is a founding member of the Board of Visitors at Penn State’s Smeal College of Business, and he is a former Chairman of the Advisory Board of the Business School at University of Colorado at Denver. He also created the Bard Center for Entrepreneurship at the Business School of the University of Colorado at Denver. Mr. Bard brings to the Board extensive knowledge and experience as a director across a diverse set of companies and as an executive and entrepreneur.
Steven A. Burd. Mr. Burd has served on the Board since August 2007. Mr. Burd is the Founder of Burd Health LLC, a company helping large self-insured employers reduce health-care costs, and has been serving as its Chief Executive Officer since September 2013. He served as Chief Executive Officer of Safeway Inc., a retail food and drug company (which was acquired by Albertsons Holdings LLC, or Albertsons, in January 2015) from May 1993 to May 2013 and as President from October 1992 to April 2012. Mr. Burd served on the board of directors of Safeway from September 1993 to May 2013 and as Chairman of the board of directors of Safeway from May 1998 to May 2013. Mr. Burd is also a director of Kohl’s Corporation, a specialty department store company, and of the Prostate Cancer Foundation, a non-profit foundation funding prostate cancer research. He also served as a director of Physiotherapy Associates, a privately held company providing outpatient physical rehabilitation care, from January 2014 to March 2016. Mr. Burd brings to the Board considerable management, directorial, board committee experience and an understanding of our business.

Robert L. Edwards. Mr. Edwards has served on the Board since July 2008. Mr. Edwards was EVP and CFO of Safeway from March 2004 until April 2012, was Chief Executive Officer of Safeway from May 2013 until January 2015 and President of Safeway from April 2012 until Safeway was acquired Albertsons in January 2015 when he served as Chief Executive Officer of Albertsons until April 2015. Mr. Edwards also served as Vice Chairman of Albertsons in 2015. Prior to joining Safeway, from September 2003 to March 2004, he served as Executive Vice President and Chief Financial Officer of Maxtor Corporation, a hard disk drive manufacturer. From 1998 to August 2003, Mr. Edwards held various executive positions, including Chief Financial Officer and Chief Administrative Officer at Imation Corporation, a developer, manufacturer and supplier of magnetic and optical data storage media. Mr. Edwards serves as a director of Target Corp., a company operating general merchandise discount stores, where he serves on the Audit Committee and the finance committee. From November 2011 and June 2013, Mr. Edwards served as a director of KKR Financial Holdings LLC, a specialty finance company, where he served on the Audit Committee. From October 2008 to October 2012, he served on the board of directors of Flextronics International Ltd., an electronics manufacturing services provider. Mr. Edwards brings to the Board both a strong understanding of our business and extensive knowledge of financial reporting.
William Y. Tauscher. Mr. Tauscher served as our Chief Executive Officer between August 2010 and February 2016 and became our Head of International in February 2016. Mr. Tauscher has served as a member of the Board since August 2007 and as Chairman of the Board since August 2009. He also served as our Executive Chairman from March 2010 to August 2010 and as President from August 2010 to November 2010. Mr. Tauscher served on the board of directors of Safeway from May 1998 to January 2015, where he also served on the executive committee. Since 1986, he has been a managing member of the Tauscher Group, which invests and assists in the management of enterprises involved with home products, transportation, telecommunications and real estate. From 2004 to August 2010, he served as the Chief Executive Officer, and continues to serve as the Chairman of the board of directors, of Vertical Communications, Inc., a communications technology company. Mr. Tauscher also serves as a director of a number of privately held companies. Mr. Tauscher holds a B.S. in Administrative Sciences from Yale University. Mr. Tauscher brings to the Board significant experience as a senior executive and director of multiple companies.
Class I directors with terms expiring in 2017 (without giving effect to the declassification of the Board)
Anil D. Aggarwal. Mr. Aggarwal has served on the Board since February 2016. Mr. Aggarwal is currently employed at Oak HC/FT Partners, LLC, a venture capital firm, where he has served as Venture Partner since October 2014 and at Shoptalk Commerce, LLC, where he has served as Chief Executive Officer and Chairman since June 2015. From June 2011 to August 2014, Mr. Aggarwal served as Chief Executive Officer and Chairman of Money20/20, LLC, which was acquired in August 2014 by WGSN, Inc., for which Mr. Aggarwal has since served as a consultant, on behalf of an affiliate. From April 2012 to March 2013, Mr. Aggarwal served as Head of Business Development, Payments and Wallet at Google, Inc., a multinational technology company specializing in Internet-related services and products. From January 2008 until its acquisition by Google, Inc. in April 2012, he served as Chief Executive Officer and Chairman of TxVia, Inc., a company offering processing solutions for payments and financial services applications. Mr. Aggarwal has been an entrepreneur, investor and executive for more than fifteen years. Because of his experience in business management and the financial services industry, the Board believes that he is able to contribute valuable input on the strategic and business affairs to the Board.
Lawrence F. Probst III. Mr. Probst has served on the Board since April 2008. Mr. Probst has served on the board of directors of Electronic Arts Inc., or EA, a software company, since January 1991 and as Chairman of the board of directors since July 1994. He served as Executive Chairman of EA from March 2013 to December 2014. In addition, Mr. Probst served in a variety of senior management and executive positions at EA from 1984 until September 2008, including Chief Executive Officer from May 1991 to April 2007 and President from December 1990 to October 1997. Mr. Probst also sits on the boards of directors of two cancer research groups, the V Foundation and ABC2, and has served as the Chairman of the board of directors of the U.S. Olympic Committee since September 2008 and a member of the International Olympic Committee since September 2013. Mr. Probst brings to the Board extensive management, operational and board governance experience.

Jane J. Thompson. Ms. Thompson has served on the Board since October 2014. Ms. Thompson is the founder and CEO of Jane J. Thompson Financial Services LLC, a management consulting firm. From May 2002 to June 2011, Ms. Thompson served as President of Walmart Financial Services, a division of Walmart Stores, Inc. that provides money services, products and solutions to Walmart customers. Previously, she led the Sears Credit, Sears Home Services, and Sears Online groups within Sears, Roebuck & Company. Ms. Thompson has served on the board of directors of The Fresh Market, Inc., a specialty food retailer, since June 2012, on the board of directors of On Deck Capital, Inc., a provider of online loans for small businesses, since October 2014, on the board of directors of VeriFone Systems, Inc., a provider of electronic payment solutions, since March 2014, , and on the board of directors of Navient Corporation, a loan management, servicing and asset recovery company, since March 2014. Ms. Thompson brings to the Board extensive mass-market consumer financial services experience and over 30 years in senior executive and management positions with large, publicly traded companies.
Class II directors with terms expiring in 2018 (without giving effect to the declassification of the Board)
Mohan Gyani. Mr. Gyani has served on the Board since August 2007. He has served as Vice Chairman of the board of directors of Mobileum, Inc., a provider of mobile operator solutions, since January 2006, and also served as Chairman of the board of directors and Chief Executive Officer of Mobileum from May 2005 through December 2005. Mr. Gyani served as the President and Chief Executive Officer of AT&T Wireless Mobility Services, or AT&T Wireless, a company providing wireless voice and data communications services and products, from 2000 until his retirement from that company in 2003, after which he served as a senior advisor to the Chairman and Chief Executive Officer of AT&T Wireless through December 2004. From 1995 to 1999, Mr. Gyani was Executive Vice President and Chief Financial Officer of AirTouch Communications, Inc., a wireless telephone service provider. Upon the acquisition of AirTouch by Vodafone Group Plc., a global mobile communications company, Mr. Gyani served as Executive Director on the Board of Vodafone AirTouch Plc and as its head of strategy and M&A until July 1999. Mr. Gyani spent 15 years with Pacific Telesis Group, Inc., parent of Pacific Bell, a telecommunications company, where he held various financial and operational positions. Mr. Gyani serves on the boards of directors of Ruckus Wireless, Inc., a Wi-Fi technology company, and Digital Turbine, Inc., a mobile software company. He also serves on the board of directors of IDEA Cellular, a wireless service provider, and MUFG Union Bank, N.A., a full-service bank, and its financial holding company, MUFG Americas Holdings Corporation, as well as the boards of other private companies that are in the wireless mobile space. Previously, from March 2011 to July 2015, Mr. Gyani served as a director of Audience, Inc., a provider of intelligent voice and audio solutions, and as chairman from August 2011 to July 2015; from June 2007 to June 2010, he served on the board of directors of Mobile Telesystems, Inc., a cell phone operator; from March 2002 to August 2013, he served on the board of directors of Keynote Systems, Inc., a mobile and web cloud testing and monitoring company; and from October 2004 to January 2015, he served on the board of directors of Safeway. Mr. Gyani brings to the Board an in-depth knowledge of, and years of experience in, public company governance.
Paul Hazen. Mr. Hazen has served on the Board since August 2007. Mr. Hazen is the former Chairman and Chief Executive Officer of Wells Fargo & Company (Wells Fargo). Mr. Hazen joined Wells Fargo in 1970. He served as Vice Chairman from 1981 to 1984, President and Chief Operating Officer from 1984 to 1995, Chairman and Chief Executive Officer from January 1995 to November 1998, and Chairman from January 1995 to May 2001. Mr. Hazen was also the President of Wells Fargo Real Estate Investment Trust, a publicly traded REIT, from 1973 to 1978. Mr. Hazen retired after he left his post as Chairman of Wells Fargo in May 2001. Mr. Hazen is currently Chairman of Accel-KKR LLC, a private equity firm, and serves on the board of KSL Recreation Group, Inc., a hospitality firm. Past board positions include KKR Financial Holdings LLC (Chairman), a specialty finance company, Safeway (Lead Independent Director), Phelps Dodge International Corporation, a copper lining company, Vodafone Group Plc (Deputy Chairman and Lead Independent Director), a global mobile communications company, Willis Towers Watson Plc (formerly Willis Group Holdings Ltd.), an advisory, broking, and solutions company, Prosper Marketplace, Inc., a company providing online peer-to-peer lending marketplace services, National Retirement Partners, a financial services company, Xstrata Plc, a company providing metal mining services through its subsidiaries, the San Francisco Symphony, and the San Francisco Museum of Modern Art. Mr. Hazen also served on the Federal Advisory Council to the Federal Reserve from 1987 to 1991, acting as President of the Council in 1991, reporting to Alan Greenspan as Chairman. Mr. Hazen brings to the Board significant experience in business strategy as a current and past senior executive of large companies, as well as considerable directorial and board committee experience.

Talbott Roche. Ms. Roche has served on the Board since February 2016. Ms. Roche has served as Chief Executive Officer of the Company since February 2016 and President of the Company since November 2010. She originally joined the Company as Assistant Vice President in July 2001 while the Company was a specialty marketing division of Safeway. Ms. Roche transitioned to the role of Senior Vice President, Marketing, Product and Business Development in January 2005 and served in that position until November 2010. Prior to joining the Company, Ms. Roche served as a Branding Consultant and Director of New Business Development for Landor Associates, a marketing consulting firm, from October 2000 to July 2001. From 1996 to 2000, Ms. Roche held various executive positions at News Corporation, a media and marketing services company, including Senior Vice President, Sales for the Smart Source iGroup and Vice President, Sales for News America Marketing. From 2001 to 2007, Ms. Roche served as a member of the board of directors of Network Branded Prepaid Card Association, a leading trade association open to all companies involved in providing prepaid cards that carry a brand network logo to consumers, businesses and government. Ms. Roche holds a B.A. in economics from Stanford University. Because of her considerable business management experience and understanding of our business, the Board believes that she is able to contribute valuable input on the strategic and business affairs to the Board.
Arun Sarin. Mr. Sarin has served on the Board since August 2009. From April 2003 to July 2008, Mr. Sarin was the Chief Executive Officer of Vodafone Group Plc., a global mobile communications company. From October 2009 to October 2014, he served as a senior advisor to Kohlberg Kravis Roberts & Co., a private equity firm. Since October 2015, Mr. Sarin has served on the board of directors of Accenture plc, a management consulting, technology services and outsourcing company. Since September 2009, Mr. Sarin has served on the board of directors of The Charles Schwab Corporation, a provider of brokerage, banking and financial advisory services, and on the board of directors of Cisco Systems, Inc., a networking technology company. From August 2009 to January 2015, Mr. Sarin was a director of Safeway. From 1999 to 2008, he was a director of Vodafone Group Plc. From 1999 to 2003, he was a director of The Gap, Inc., a specialty retailer. From 2005 until 2009, he served as a member of the Court of Directors of the Bank of England. Mr. Sarin brings to the Board significant experience as a former senior executive of a large, global company, where he developed expertise in finance, marketing and operations, and considerable directorial and board committee experience.
CORPORATE GOVERNANCE
General
The Company aspires to the highest ethical standards for its employees, officers and directors, and remains committed to the interests of its stockholders. We believe we can achieve these objectives only with a plan for corporate governance that clearly defines responsibilities, sets high standards of conduct and promotes compliance with the law.
The Board has adopted formal corporate governance guidelines, as well as policies and procedures designed to foster the appropriate level of corporate governance. Some of these guidelines and procedures are discussed below. For further information, including electronic versions of our Code of Business Conduct and Ethics, our Corporate Governance Guidelines, our Audit Committee Charter, our Compensation Committee Charter and our Nominating and Corporate Governance Committee Charter, please visit the Corporate Governance section of our website (http://ir.blackhawknetwork.com) located under the Investor Overview heading. The contents of our website are not incorporated by reference into this Proxy Statement.
Independence of the Board of Directors
As required under the NASDAQ Stock Market LLC, or NASDAQ, listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board consults with our counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ listing standards, as in effect from time to time.

The Board has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, the Board determined that Messrs. Aggarwal, Bard, Gyani, Hazen, Probst and Sarin and Ms. Thompson, representing seven of our eleven directors, are “independent directors” as defined under NASDAQ rules and in accordance with the regulations of the SEC. Our Board has affirmatively determined that Mr. Douglas J. Mackenzie was an independent director while serving on our Board during 2015.
Ms. Roche, our President and Chief Executive Officer, is not an independent director by virtue of her employment with us. Mr. Tauscher is our Head of International and was our Chief Executive Officer until February 2016 and therefore is not an independent director by virtue of his employment with us. Mr. Edwards was Chief Executive Officer of Safeway (which was the parent entity of the Company until April 14, 2014) until January 2015 and therefore is not an independent director by virtue of his prior employment with Safeway. Mr. Burd was Chief Executive Officer of Safeway until his retirement on May 14, 2013 and therefore is not an independent director by virtue of his prior employment with Safeway.
There are no family relationships among any of our directors or executive officers.
Code of Business Conduct and Ethics
The Board has adopted a Code of Business Conduct and Ethics that is applicable to all of our directors, officers and employees. A copy of the Company’s Code of Business Conduct and Ethics is available in the Corporate Governance section of our website (http://ir.blackhawknetwork.com) located under the Investor Overview heading and is also available in print upon request. Any amendments or waivers of the Code of Business Conduct and Ethics also will be posted on our website within four business days following the amendment or waiver as required by applicable rules and regulations of the SEC and the rules of the NASDAQ Stock Market. You also may obtain a copy of the Company’s Code of Business Conduct and Ethics, without charge, by contacting: General Counsel and Secretary, c/o Blackhawk Network Holdings, Inc., 6220 Stoneridge Mall Road, Pleasanton, CA 94588.
Information Regarding the Board of Directors and its Committees
Board Responsibilities; Role in Risk Oversight
The Board is responsible for, among other things, overseeing the conduct of our business; reviewing and, where appropriate, approving our major financial objectives, plans and actions; and reviewing the performance of our chief executive officer and other members of management. Following the end of each year, the Board conducts an annual self-evaluation, which includes a review of any areas in which the Board or management believes the Board can make a better contribution to our corporate governance, as well as a review of the committees’ structure and an assessment of the Board’s compliance with corporate governance principles. In fulfilling the Board’s responsibilities, directors have full access to our management and independent advisors. With respect to the Board’s role in our risk oversight, our Audit Committee discusses with management our policies with respect to risk assessment and risk management and our significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures. Our Audit Committee reports to the full Board with respect to these matters, among others. Our Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and periodically reports to the entire Board about such risks.
Leadership Structure
The Board does not have a fixed policy regarding the separation of the offices of Chairman of the Board (Chairman) and Chief Executive Officer and believes that it should maintain the flexibility to select the Chairman and its Board leadership structure, from time to time, based on the criteria that it deems to be in the best interests of the Company and its stockholders.

At this time, the position of Chairman is held by Mr. William Y. Tauscher and the position of President and Chief Executive Officer is held by Ms. Talbott Roche. The Board has determined that, under current circumstances, the separation of the offices of Chairman and Chief Executive Officer will enhance oversight of management and Board function. This separation is designed to allow Ms. Roche the ability to focus on her responsibilities of running the Company, enhancing stockholder value and expanding and strengthening the Company’s business. Concurrently, Mr. Tauscher, as Chairman, can focus on leadership for the Board as it provides advice to and independent oversight of management. The Chairman also is responsible for setting the agendas and presiding over meetings of the Board (including executive sessions of the independent directors) and providing feedback and counsel to the Chief Executive Officer. The Board currently believes that this leadership structure is in the best interests of the Company’s stockholders at this time.
Mr. Hazen was elected by our independent directors as our Lead Independent Director of the Board on February 23, 2015. The appointment of a Lead Independent Director helps ensure that the Company benefits from effective oversight by its independent directors. As set forth in our Corporate Governance Guidelines, the Lead Independent Director’s duties include among other things: serving as a liaison between the Chairman and the independent directors; approving and including information sent to the Board and working to ensure that the directors have the information necessary to perform their duties; approving agendas for meetings of the Board and its committees; approving schedules for Board meetings to assure that there is sufficient time for discussion of all agenda items; having the authority to call meetings of the Independent Directors; and, if requested by large stockholders, ensuring that Mr. Hazen is available for consultation and direct communication.
Our Board has seven independent members within the meaning of the applicable NASDAQ listing standards. A number of our independent Board members are serving or have served as members of senior management of other public companies and are serving or have served as directors of other public companies. We have three Board committees composed solely of independent directors within the meaning of the applicable NASDAQ listing standards. We believe that the number of independent, experienced directors that compose our Board, along with the independent oversight of our Lead Independent Director, benefits the Company and its stockholders and enhances our Board leadership structure.
Board Meetings and Committees
Committees of the Board of Directors
The Board has established the following standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The conflicts committee, which was responsible for review of related party transactions in which Safeway was a party with an interest potentially adverse to our interests, was dissolved effective February 23, 2015, following the acquisition of Safeway by Albertsons on January 30, 2015.

Board/Committee	Primary Areas of Risk Oversight
Full Board
Strategic, financial and execution risks and exposures associated with our business strategy, product innovation and sales road map, policy matters, significant litigation and regulatory exposures, and other current matters that may present material risk to our financial performance, operations, infrastructure, plans, prospects or reputation, acquisitions and divestitures.

Audit Committee
Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, investment guidelines and credit and liquidity matters, our programs and policies relating to legal compliance and strategy, and our operational infrastructure, particularly cyber security, reliability, business continuity and capacity.

Nominating and Corporate Governance Committee	Risks and exposures associated with director and management succession planning, corporate governance and overall Board effectiveness.
Compensation Committee	Risks and exposures associated with leadership assessment, executive compensation programs and arrangements, including overall incentive and equity plans.

The following chart details the membership of each standing committee, which is current as of April 1, 2016.

Name of Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Anil D. Aggarwal			M
Richard H. Bard	M		C
Steven A. Burd
Robert L. Edwards
Mohan Gyani	C		M
Paul Hazen		C
Lawrence F. Probst III	M
Talbott Roche
Arun Sarin		M
William Y. Tauscher
Jane J. Thompson		M

M = Member
C = Chair
Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance
The Board met six times during 2015. The Audit Committee met five times, the Compensation Committee met four times and the Nominating and Corporate Governance Committee met three times during 2015. During 2015, all of the Board members (except for Mr. Sarin) attended 75% or more of the aggregate of the meetings of the Board and of the committees on which they served. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory. Mr. Tauscher and Mr. Gyani attended the 2015 annual meeting of stockholders.
Audit Committee
Our Audit Committee oversees the corporate accounting and financial reporting process. Among other matters, the Audit Committee evaluates our independent registered public accounting firm’s qualifications, independence and performance, determines the engagement of the independent registered public accounting firm, reviews and approves the scope of the annual audit and the audit fees, discusses with management and our independent registered public accounting firm the results of the annual audit and the review of our quarterly consolidated financial statements, approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services, monitors the rotation of partners of the independent registered public accounting firm on the Company’s engagement team as required by law, reviews our critical accounting policies and estimates, oversees our internal audit function, including reviewing the organization, scope and effectiveness of our internal audit function and our disclosure and internal controls, and annually reviews the Audit Committee charter and the Audit Committee’s performance. The current members of our Audit Committee as of April 1, 2016 are Mr. Gyani, who is the chair of the Audit Committee, Mr. Bard and Mr. Probst. All members of the audit committee meet the requirements for financial literacy under applicable SEC rules and regulations and NASDAQ listing standards. The Board has determined that each of Mr. Gyani and Mr. Bard is an Audit Committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of the NASDAQ Stock Market. The current members of the Audit Committee are independent directors as defined under the applicable rules and regulations of the SEC and the NASDAQ Stock Market. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and the NASDAQ Stock Market. A copy of the Audit Committee charter is available to stockholders on our website at http://ir.blackhawknetwork.com.
Compensation Committee
Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. Among other things, the Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, sets the compensation of these officers based on such evaluations, administers the issuance of stock options, or Options, and other awards under our stock plans and annually reviews the Compensation Committee charter and the Compensation Committee’s performance. The current members of the Compensation Committee as of April 1, 2016 are Mr. Hazen, who is the chair of the Compensation Committee, Mr. Sarin and Ms. Thompson. The current members of the Compensation Committee are independent directors as defined under the applicable rules and regulations of the SEC, the NASDAQ Stock Market and the Internal Revenue Code of 1986, as amended, or the Code. The Compensation Committee reviews and evaluates, at least annually, the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter. A copy of the Compensation Committee charter is available to stockholders on our website at http://ir.blackhawknetwork.com.
In February 2015, the Compensation Committee amended the authority of its assignment of fiduciary duties to the Benefits Committee that provides that the Benefits Committee shall comprise up to five members among whom, the Chief Accounting Officer, the Group Vice President-Human Resources and the General Counsel shall be the permanent members. The Benefits Committee is the administrator and named fiduciary under the Employee Retirement Income Security Act of 1974 for purposes of administering the plans, programs and arrangements sponsored or contributed to by us.
In October 2015, the Compensation Committee established an Equity Committee consisting of the following officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, or the Section 16 Officers, of the Company: Chief Accounting Officer, the General Counsel and Secretary, and the President. The Compensation Committee delegated to the Equity Committee the authority to grant Options or restricted stock units, or RSUs, to newly hired or newly promoted employees of the Company subject to the following limitations:

•	the Equity Committee must grant the equity awards within its authorization pursuant to the 2013 Equity Incentive Award Plan, or the 2013 Plan, and other applicable law;

•
the maximum aggregate number of shares of Common Stock with respect to one or more equity awards that may be approved by the Equity Committee for any one employee during the calendar year measured from the date of grant shall be 100,000;

•
the Equity Committee is not allowed to (i) grant any equity award to any Section 16 Officer of the Company, (ii) grant any performance-based compensation to any “covered employees” (as defined in Section 162(m) of the Code); or (iii) grant any equity award to any director or any officer who has been delegated authority to grant or amend the equity awards under the 2013 Plan.

Compensation Consultant Fee Disclosure
During 2015, the Compensation Committee continued to engage Mercer, a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., to assist the Compensation Committee with its responsibilities related to the Company’s executive and Board compensation programs. Other than the executive compensation consulting services to the Compensation Committee as described under “Executive Compensation—Compensation Discussion and Analysis,” Mercer did not provide any material services to the Company in 2015. Because of the policies and procedures that Mercer and the Compensation Committee have in place, the Compensation Committee believes that the advice it receives from the individual executive compensation consultant is objective and not influenced by Mercer’s or its affiliates’ relationships with the Company.
Mercer’s fees for executive compensation consulting to the Compensation Committee were approximately $155,000 during the 2015 fiscal year. Marsh, an affiliate of Mercer, provided insurance services to the Company with fees of approximately $16,000 during the 2015 fiscal year. The decision to engage Marsh was made by members of management and our Compensation Committee was aware of but did not review and approve, as those services were reviewed and approved by management in the ordinary course of business. Based on information provided by Mercer and by management of the Company, in March 2016, the Compensation Committee determined that no conflict of interest exists with, or was raised during the 2015 fiscal year by the work of, Mercer, and Mercer is independent considering all of the six factors enumerated by the SEC for evaluating adviser independence.

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is responsible for making recommendations regarding candidates for directorships and the size and composition of the Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations concerning governance matters. In evaluating, identifying and recommending nominees for the Board, our Nominating and Corporate Governance Committee considers, among other things,

•	applicable laws and regulations (including the NASDAQ listing standards);

•	diversity, maturity, skills, experience, integrity, ability to make independent analytical inquires; and understanding of the Company’s business and business environment; and

•	willingness to devote adequate time and effort to Board responsibilities and other relevant factors.
We do not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Nominating and Corporate Governance Committee strives to nominate directors with a variety of individual backgrounds and complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee our business and operations.
The Nominating and Corporate Governance Committee discusses and evaluates possible candidates in detail and the Company’s consultants are sometimes employed to help identify potential candidates. When determining whether to recommend an existing director for re-election, the Nominating and Corporate Governance Committee considers the diversity of backgrounds, experience, qualifications and performance of the existing directors to determine whether to recommend such existing members for re-election to the Board and has considered, among other things, (i) demonstrated leadership, (ii) past attendance at meetings, (iii) participation in and contributions to the activities of the Board during the director’s current term, (iv) the results of the most recent Board self-evaluation, (v) any occupation or business association change, and (vi) whether circumstances have arisen that may raise questions about a director’s continuing qualifications in relation to the Board’s membership, criteria or composition.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Though the Compensation Committee has not established a formal policy with regard to consideration of director candidates recommended by stockholders, the Board believes that such the procedures set forth in the Company’s Amended and Restated Bylaws are currently sufficient and that the establishment of a formal policy is not necessary.
Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering or mailing a written recommendation along with any updates or supplements required by the Company’s Amended and Restated Bylaws, to the Company’s General Counsel and Secretary at the following address: Blackhawk Network Holdings, Inc., 6220 Stoneridge Mall Road, Pleasanton, CA 94588 not less than 90 days and not more than 120 days prior to the first anniversary of the Company’s annual meeting of stockholders for the preceding year; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, such recommendation shall be delivered or mailed and received no earlier than 120th day prior to the Company’s annual meeting and no later than the 90th day prior to such annual meeting, or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. Submissions must include the required information and follow the specified procedures set forth in the Company’s Amended and Restated Bylaws. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The Nominating and Corporate Governance Committee will evaluate any director candidates that are properly recommended by stockholders in the same manner as it evaluates all other director candidates, as described above.
The Nominating and Corporate Governance Committee as of April 1, 2016 is composed of Mr. Bard, Mr. Aggarwal and Mr. Gyani, with Mr. Bard serving as the chair of the Compensation Committee. Potential candidates for nomination to the Board will be discussed by the Nominating and Corporate Governance Committee. The Board has affirmatively determined that each of Mr. Bard, Mr. Aggarwal and Mr. Gyani meets the definition of “independent director” for purposes of the NASDAQ listing standards. A copy of the Nominating and Corporate Governance Committee charter is available to stockholders on our website at http://ir.blackhawknetwork.com.
Stockholder Communications with the Board of Directors
Stockholders and other interested parties may communicate with the Board at the following address:
The Board of Directors
c/o General Counsel and Secretary
Blackhawk Network Holdings, Inc.
6220 Stoneridge Mall Road
Pleasanton, CA 94588
Communications are distributed to the Board or to any individual director, as appropriate, depending on the facts and circumstances outlined in the communication. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request.
Compensation Committee Interlocks and Insider Participation
During 2015, Messrs. Hazen and Sarin and Ms. Thompson served on our Compensation Committee. None of the members of our Compensation Committee during 2015 is or was formerly our officer or our employee. During 2015, none of our executive officers served on the compensation committee (or equivalent body) or board of directors of another entity whose executive officer served on the Compensation Committee. There are no family relationships among any of our directors or executive officers.
Limitation of Liability and Indemnification
Our Amended and Restated Certificate of Incorporation (both before and after any amendment approved pursuant to Proposal No. 3) and Amended and Restated Bylaws, provide that we will limit the liability of, and indemnify, our directors and officers and may limit the liability of, and indemnify, our employees and agents to the fullest extent permitted by the Delaware General Corporation Law, which prohibits our Amended and Restated Certificate of Incorporation from limiting the liability of our directors for the following:

•	any breach of the director’s duty of loyalty to us or to our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.
If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our Amended and Restated Certificate of Incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. The Company also is empowered to enter into indemnification agreements with our directors, officers, employees and other agents and to purchase and maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage. In addition to the indemnification required in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, we have entered into indemnification agreements with each of our directors, officers and certain employees. These agreements provide for the indemnification of our directors, officers and certain employees for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents.

PROPOSAL NO. 2: RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has engaged Deloitte & Touche LLP as our independent registered public accounting firm for the 2016 fiscal year ending December 31, 2016 and is seeking ratification of such selection by our stockholders at the Annual Meeting. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
To be approved, the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm must receive a “FOR” vote from the holders of a majority in voting power over the shares of Common Stock that are present in person or represented by proxy and entitled to vote on the proposal. Abstentions and broker non-votes will be counted towards a quorum. Abstentions will have the same effect as an “AGAINST” vote for purposes of determining whether this matter has been approved. Broker non-votes will have no effect on the outcome of this proposal.
Principal Accountant Fees and Services

Fee Category	Fiscal 2015 Fees ($)	Fiscal 2014 Fees ($)
Audit Fees	$2,333,000	$2,532,000
Tax Fees	850,000	411,000
Total Fees	$3,183,000	$2,943,000
Audit Fees
Audit fees represent fees billed for professional services rendered for the audit of our annual financial statements, including reviews of our quarterly financial statements, as well as audit services provided in 2015 in connection with acquisitions, certain regulatory filings including our 2015 filings of reports on Form 8-K, consents and other SEC related work. Included in our Audit Fees for 2014 are also fees for services rendered in connection with the Safeway’s distribution of its remaining 37.8 million shares of our Class B common stock to Safeway stockholders, or the Spin-Off.
Tax Fees
Tax fees include fees for services relating to tax compliance, tax planning and tax advice. These services include assistance regarding federal, state and international tax compliance and tax return preparation.
All Other Fees
There were no other fees of Deloitte & Touche LLP during 2015 and 2014.
Pre-Approval Policies and Procedures
The Audit Committee pre-approves all audit and non-audit services provided by its independent registered public accounting firm. This policy is set forth in the charter of the Audit Committee and available on our website at http:// ir.blackhawknetwork.com. The Audit Committee approved all audit and other services provided by Deloitte for

2015 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the Audit Committee.
The Audit Committee considered whether the non-audit services rendered by Deloitte were compatible with maintaining Deloitte’s independence and concluded that they were so compatible.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR
THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE 2016 FISCAL YEAR ENDING DECEMBER 31, 2016.

PROPOSAL NO. 3: APPROVAL OF THE COMPANY’S THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION, IN ORDER TO DECLASSIFY THE BOARD OF DIRECTORS BEGINNING AT THE COMPANY’S ANNUAL MEETING OF STOCKHOLDERS IN 2017
The Company’s Second Amended and Restated Certificate of Incorporation, or the Certificate, currently in effect provides that the Board is classified into three classes, as nearly equal in number as possible, with one class to be elected by the stockholders each year for a three-year term.
While our Board continues to believe that experience, stability and continuity among Board members are important factors in effective corporate governance, it also is aware of the increasing demand in the stockholder community for annual election of directors as a means to promote Board accountability. Accordingly, both the Board and the Nominating and Corporate Governance Committee have concluded that it is in the best interests of the Company’s stockholders to declassify the Board.
If the proposed Third Amended and Restated Certificate of Incorporation is approved by the requisite percentage of stockholders, the Company will transition to a declassified structure under which the entire Board will stand for election annually beginning in 2017. As part of the transition, the current Class I directors (currently serving a term expiring in 2017), Class II directors (currently serving a term expiring in 2018) and the Class III nominees being elected at this Annual Meeting will tender their resignations from the Board effective immediately prior to the 2017 annual meeting of stockholders. In that case, the terms of all incumbent directors will terminate at the 2017 annual meeting of stockholders, and all directors will begin standing for annual election beginning at the 2017 annual meeting.
The proposed Third Amended and Restated Certificate of Incorporation is attached hereto as Annex A. Our Board has unanimously approved, and recommends that our stockholders approve, these amendments. In addition, our Board has approved conforming changes to our Amended and Restated Bylaws that reflect the declassifying of our Board. The Amended and Restated Bylaws are conditioned upon, and would take effect concurrently with, the effectiveness of the related Amended and Restated Certificate of Incorporation.
If the requisite percentage of stockholders approves the Third Amended and Restated Certificate of Incorporation to declassify the Board beginning at the Company’s annual meeting of stockholders in 2017, the Company anticipates filing the Certificate with the Delaware Secretary of State prior to the annual meeting of stockholders in 2017.
The affirmative vote of the holders of at least seventy five percent (75%) of the outstanding voting stock of the Company is required for approval of this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR
THE APPROVAL OF THE THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION, IN ORDER TO DECLASSIFY THE BOARD OF DIRECTORS BEGINNING AT THE COMPANY’S ANNUAL MEETING OF STOCKHOLDERS IN 2017

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our outstanding Common Stock as of February 5, 2016 by (i) each person or group of affiliated persons known to us to be the beneficial owner of more than 5% of our Common Stock, (ii) each named executive officer and each director and (iii) all of our executive officers and directors as a group. Unless otherwise indicated in the table below, the address of each beneficial owner listed in the table is c/o Blackhawk Network Holdings, Inc., 6220 Stoneridge Mall Road, Pleasanton, California 94588.

	Beneficial Ownership (1)
5% Stockholders:	Number of Shares	Percent of Total
Standard Life Investments Ltd (2) One George Street, Edinburgh EH2 2LL, United Kingdom	2,806,534	5.03%
BlackRock, Inc. (3) 55 East 52nd Street New York, NY 10055	3,157,578	5.66%
The Vanguard Group (4) 100 Vanguard Blvd Malvern, PA 19355	4,305,127	7.72%
FMR LLC (5) 245 Summer Street Boston, MA 02210	8,196,150	14.69%
Named Executive Officers and Directors:
Talbott Roche (6)	350,660	*
William Y. Tauscher (7)	933,450	1.65%
Jerry N. Ulrich (8)	174,798	*
David C. Tate (9)	51,761	*
Christopher C. Crum (10)	29,806	*
Anil D. Aggarwal (11)	—	—
Richard H. Bard (12)	3,750	*
Steven A. Burd (13)	57,664	*
Robert L. Edwards (14)	82,977	*
Mohan Gyani (15)	11,607	*
Paul Hazen (16)	61,480	*
Lawrence F. Probst III (17)	42,500	*
Arun Sarin (18)	32,500	*
Jane J. Thompson (19)	3,750	*
All Executive Officers and Directors as a Group (15 persons) (20)	1,854,142	3.24%

*    Represents beneficial ownership of less than 1%.
____________________________________

(1)
This table is based upon information supplied by executive officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Applicable percentages are based on 55,800,610 shares of our Common Stock outstanding on February 5, 2016, together with applicable Options, RSUs and Stock Appreciation Rights, or SARs, for such stockholder that are exercisable or releasable within 60 days of February 5, 2016. The shares exercisable or releasable are deemed outstanding for computing the percentage ownership of any person holding such Options, RSUs or SARs, but are not deemed outstanding for computing the percentage ownership of any other person. The number of shares issuable upon exercise of exercisable SARs within 60 days of February 5, 2016, is calculated based upon the closing price of our Common Stock on February 5, 2016.

(2)
Based on a Schedule 13G filed with the SEC on February 16, 2016 by Standard Life Investments Ltd., or Standard. Standard reports having sole voting power over 2,806,534 shares of Common Stock and sole dispositive power over 2,806,534 shares of Common Stock.

(3)
Based on a Schedule 13G/A filed with the SEC on January 25, 2016 by BlackRock, Inc., or BlackRock. BlackRock reports having sole voting power over 3,038,251 shares of Common Stock and sole dispositive power over 3,157,578 shares of Common Stock.

(4)
Based on Schedule 13G filed with the SEC on February 10, 2016 by The Vanguard Group, or Vanguard. Vanguard reports having sole voting power over 119,965 shares of Common Stock, sole dispositive power over 4,188,848 shares of Common Stock and shared dispositive power over 116,279 shares of Common Stock.

(5)
Based on a Schedule 13G/A filed with the SEC on February 12, 2016 by FMR LLC, or FMR. FMR reports having sole voting power over 193,069 shares of Common Stock and sole dispositive power over 8,196,150 shares of Common Stock.

(6)
Consists of (i) 106,335 shares of Common Stock held by Talbott Roche, (ii) 193,800 shares issuable upon exercise of Options exercisable within 60 days of February 5, 2016; (iii) 10,525 shares issuable upon vesting of RSUs within 60 days of February 5, 2016; and (iv) 20,015 shares issuable upon exercise of 40,000 SARs exercisable within 60 days of February 5, 2016.

(7)
Consists of (i) 7,339 shares of Common Stock held by William Y. Tauscher as of February 5, 2016, (ii) 824,723 shares issuable upon exercise of Options exercisable within 60 days of February 5, 2016; (iii) 21,388 shares issuable upon vesting of RSUs within 60 days of February 5, 2016; and (iv) 40,030 shares issuable upon exercise of 80,000 SARs exercisable within 60 days of February 5, 2016.

(8)
Consists of (i) 25,709 shares of Common Stock held by Jerry N. Ulrich as of February 5, 2016; (ii) 6,000 shares of Common stock held by Ulrich Family Trust Dated November 1, 1996 as Amended and Restated in 2011, (iii) 104,013 shares issuable upon exercise of Options exercisable within 60 days of February 5, 2016; (iv) 5,076 shares issuable upon vesting of RSUs within 60 days of February 5, 2016; and (v) 17,012 shares issuable upon exercise of 34,000 SARs exercisable within 60 days of February 5, 2016.

(9)
Consists of (i) 16,371 shares of Common Stock held by David C. Tate as of February 5, 2016, of which 7,500 are unvested shares of RSAs; (ii) 27,389 shares issuable upon exercise of Options exercisable within 60 days of February 5, 2016; (iii) 3,501 shares issuable upon vesting of RSUs within 60 days of February 5, 2016; and (iv) 2,251 shares issuable upon exercise of 4,500 SARs exercisable within 60 days of February 5, 2016.

(10)
Consists of (i) 1,704 shares of Common Stock held by Christopher C. Crum as of February 5, 2016, (ii) 20,101 shares issuable upon exercise of Options exercisable within 60 days of February 5, 2016; (iii) 3,501 shares issuable upon vesting of RSUs within 60 days of February 5, 2016; and (iv) 2,251 shares issuable upon exercise of 4,500 SARs exercisable within 60 days of February 5, 2016.

(11)	Consists of 0 shares of Common Stock held by Anil D. Aggarwal as of February 5, 2016.

(12)	Consists of 3,750 shares of Common Stock held by Richard H. Bard as of February 5, 2016.

(13)	Consists of 57,664 shares of Common Stock held by Steven A. Burd as of February 5, 2016.

(14)	Consists of 82,977 shares of Common Stock held by Robert L. Edwards as of February 5, 2016.

(15)	Consists of 11,607 shares of Common Stock held by Mohan Gyani as of February 5, 2016.

(16)	Consists of 61,480 shares of Common Stock held by Paul Hazen as of February 5, 2016.

(17)	Consists of 42,500 shares of Common Stock held by Lawrence F. Probst III as of February 5, 2016.

(18)	Consists of 7,500 shares of Common Stock held by Arun Sarin as of February 5, 2016 and 25,000 shares issuable upon exercise of Options exercisable within 60 days of February 5, 2016.

(19)	Consists of 3,750 shares of Common Stock held by Jane J. Thompson as of February 5, 2016.

(20)
Consists of shares beneficially owned by each named executive officer and director, including the shares described in footnotes 6 through 19 above and the shares of Common Stock beneficially owned by an executive officer who is not a named executive officer.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended January 2, 2016, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, other than the exceptions noted below:

•	a Form 4 for William Tauscher, our Chief Executive Officer at the time, to report the grant of an Option and of RSUs was inadvertently filed late; and

•	a Form 4 for Kirsten Richesson, our General Counsel and Secretary, for a grant of RSUs was inadvertently filed late.
COMPENSATION OF DIRECTORS
Director Compensation
Our Board has approved a compensation plan for non-employee directors, which we refer to as the Non-Employee Director Compensation Program, for our non-employee directors, whom we refer to as eligible directors. For the fiscal year ended January 2, 2016, each of our non-employee directors received each of the applicable retainers and fees set forth below for serving as a member of our Board, Chairman of our Board or as a committee chair or committee member.
Cash Compensation
As of January 4, 2015, annual retainers are paid in the following amounts to non-employee directors:

Non-employee director:	$60,000
Chair of Audit Committee:	$15,000
Chair of Compensation Committee:	$10,000
Chair of Nominating and Corporate Governance Committee:	$5,000
Audit Committee Member (for both non-Chair and Chair members):	$10,000
Compensation Committee Member (for both non-Chair and Chair members):	$7,500
Nominating and Corporate Governance Committee Member (for both non-Chair and Chair members):	$7,500
Lead Independent Director:	$6,000

All annual retainers will be paid in cash quarterly in arrears promptly following the end of the applicable calendar quarter, but in no event more than thirty (30) days after the end of such quarter. Non-employee directors may elect to have all or a portion of their annual retainers paid in the form of an immediately vested RSUs that constitutes a right to receive shares of Common Stock with an aggregate value equal to an amount between 10% and 100% of their annual retainers, as elected by the applicable non-employee director (valued based on the average market closing price per share of the Common Stock over the period of 15 consecutive trading days ending on the Friday immediately preceding the first day of the applicable calendar quarter) under the Plan or any other applicable Company equity incentive plan then maintained by the Company.

Equity Compensation
Each non-employee director serving on the Board on the date of each annual stockholder meeting of the Company is granted a RSU that constitutes a right to receive shares of Common Stock with an aggregate value of $140,000 (valued based on the average market closing price per share of the Common Stock over the period of 15 consecutive trading days ending on the Friday immediately preceding the applicable annual meeting) under the Plan or any other applicable Company equity incentive plan then maintained by the Company, or the Annual RSU. The Annual RSU will be automatically granted, without further action, on the date of the applicable annual meeting, and will vest in full on the earlier to occur of (i) the first (1st) anniversary of the date of grant and (ii) the date of the annual meeting for the year following the year in which the grant is made, subject in each case to continued service through the vesting date.
Each non-employee director may elect to defer between 10% and 100% of his or her cash retainer under the Deferred Compensation Plan. In addition, each non-employee director may defer up to 100% of the shares of Common Stock underlying Annual RSUs and Quarterly RSUs until a date that is later than the vesting date. Deferral elections and deferral payments are governed by procedures substantially similar to the procedures governing deferral elections and deferred payment under the Blackhawk Deferred Compensation Plan. A summary of the Blackhawk Deferred Compensation Plan is provided under the caption “Potential Payments Upon Termination or Change in Control” below.
We reimburse all directors for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the Board and its committees. We do not provide retirement benefits to our non-employee directors.
In the table below, we have set forth information regarding the compensation of our eligible directors for the fiscal year ended January 2, 2016.
2015 Director Compensation
Our non-employee directors receive cash compensation and RSUs for their services as members of our Board. The following table shows, for the fiscal year ended January 2, 2016, information with respect to the compensation of our non-employee directors.

Name of Director (1)(2)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (3)(4)	Total ($)
Anil D. Aggarwal(5)	$—	$—	$—
Richard H. Bard	79,375	144,433	223,808
Steven A. Burd	63,125	144,433	207,558
Robert L. Edwards (6)(7)	34,414	162,073	196,487
Mohan Gyani	92,500	144,433	236,933
Paul Hazen (6)	39,302	168,988	208,290
Douglas J. Mackenzie (8)	28,125	144,433	172,558
Lawrence F. Probst III	75,625	144,433	220,058
Arun Sarin	67,500	144,433	211,933
Jane J. Thompson	67,500	144,433	211,933
______________________________________

(1)
Neither Mr. Tauscher, our former Chief Executive Officer, nor Ms. Roche, our President and Chief Executive Officer, is included in this table as each of them is an employee of the Company and does not receive compensation for his or her services as a director. All compensation paid to Mr. Tauscher and to Ms. Roche in 2015 for services each of them provided to the Company is reflected in the Summary Compensation Table.

(2)
The aggregate number of unvested RSUs held by each non-employee director listed in this table above as of January 2, 2016, was as follows: 0 shares for Mr. Aggarwal, 3,822 shares for Mr. Bard, 3,822 shares for Mr. Burd, 3,822 shares for Mr. Edwards, 3,822 shares for Mr. Gyani, 3,822 shares for Mr. Hazen, 0 shares for Mr. Makenzie, 3,822 shares for Mr. Probst, and 3,822 shares for Mr. Sarin. Ms. Thompson has deferred the vesting of 3,822 shares of restricted Common Stock to May 1, 2024. In addition, Sarin had 25,000 shares subject to Options exercisable as of January 2, 2016.

(3)
Amounts in this column represent the aggregate grant date fair value of RSU awards granted during the fiscal year ended January 2, 2016, calculated in accordance with ASC 718. Assumptions used to calculate the grant date fair value are set forth in Notes 1 and 8 in our Form 10-K filed March 2, 2016.

(4)
Each non-employee director listed in this table received a grant of restricted shares with an aggregate value of $140,000. The valued is based on the average market closing price per share of the Common Stock over the period of 15 consecutive trading days ending on the Friday immediately preceding the applicable annual meeting which is $36.63 per share.

(5)	Mr. Aggarwal was appointed as a director in February 2016 and therefore did not receive any compensation in the fiscal year of 2015.

(6)
Mr. Edwards and Mr. Hazen elected to receive 100% of their annual retainers in fully vested RSUs in the third and fourth fiscal quarters of 2015. The grant of RSUs for the fourth quarter fees was issued in fiscal 2016 and thus the value is not included in the table.

(7)
Mr. Edwards was employed by Safeway until its acquisition by Albertsons. Since April 14, 2014, the date of the Spin-Off, Mr. Edwards has been considered a non-employee director and received compensation from us under the Non-Employee Director Compensation Program.

(8)	Mr. Mackenzie resigned from the Board on May 22, 2015.
Non-employee Director Stock Ownership Guideline
In April 2014, we adopted a stock ownership guideline for all non-employee directors. All non-employee directors are required to accumulate shares of the Company’s stock equal in value to at least three times the amount of their annual cash retainer as determined on December 31 of each year. This guideline remained unchanged in 2015. In February 2016, the Compensation Committee adopted an updated non-employee director stock ownership guideline which increased the ownership requirement from three times to five times the amount of their annual cash retainer and all non-employee directors are expected to meet their ownership requirements by December 31, 2021, but any newly appointed directors are expected to meet their ownership requirements within five years following their appointment date.
EXECUTIVE OFFICERS
The executive officers of the Company as of April 15, 2016 are as follows:

Name	Age	Position/Office Held With the Company
Talbott Roche	49	President and Chief Executive Officer
William Y. Tauscher	66	Chairman of the Board and Head of International
Jerry N. Ulrich	61	Chief Financial Officer and Chief Administrative Officer
David C. Tate	47	Senior Vice President, Products and Marketing
Christopher C. Crum	54	Senior Vice President, Sales
Kirsten Richesson	46	General Counsel and Secretary
Talbott Roche. Biographical information regarding Ms. Roche is set forth under “Proposal No. 1—Election of Class III Directors.”
William Y. Tauscher. Biographical information regarding Mr. Tauscher is set forth under “Proposal No. 1—Election of Class III Directors.”
Jerry N. Ulrich. Mr. Ulrich has served as our Chief Financial Officer since June 2006 and as our Chief Administrative Officer since March 2007. Prior to joining us, Mr. Ulrich served as the Vice President Operations and Chief Financial Officer of Xign Corporation, an electronic payments service provider, from January 2001 through June 2006. In addition, Mr. Ulrich served as interim President and Chief Executive Officer of Optimal Networks Corporation, an information technology solutions provider, from 1999 to 2000; as President of Netwave Technologies, Inc., a wireless network products company, from 1996 to 1999; and in various positions including Chief Financial Officer and Chief Operating Officer for Xircom, Inc., a computer networking company, from 1992 to 1996. Mr. Ulrich received a B.S. in Business Administration with a major in accounting from The Ohio State University.
David C. Tate. Mr. Tate has served as our Senior Vice President, Products and Marketing since December 2013. Mr. Tate originally joined us as Regional Vice President, Business Development in October 2001 while we were a specialty marketing division of Safeway. Mr. Tate was promoted to Group Vice President, Gift Cards in January 2005. Mr. Tate was promoted to General Manager, Core Business in January 2011. Prior to joining Blackhawk, Mr. Tate served in various sales, management and executive roles at On Technology Corporation, a company that provides enterprise infrastructure management solutions and NewChannel Inc., a company that provides Web-based solutions. Mr. Tate holds a B.S. in business from Southern New Hampshire University.
Christopher C. Crum. Mr. Crum has served as our Senior Vice President, Sales since December 2013. Mr. Crum originally joined us in May 2006 as Regional Vice President, Alliance Sales until his promotion to Vice President, West in March 2007. Mr. Crum was promoted to Group Vice President, North America Sales in February 2009. Prior to joining Blackhawk, Mr. Crum served in various sales and executive roles at Endeca Technologies and Broadvision, Inc., a provider of social business solutions. Mr. Crum holds a B.A. in economics from California State University of Fresno.
Kirsten Richesson. Ms. Richesson has served as our General Counsel since April 2015 where she oversees global legal and compliance activities of the Company. She originally joined the Company as Senior Corporate Counsel in July 2006. Ms. Richesson transitioned to the role of Vice President and Deputy General Counsel in January 2010 where she oversaw legal matters related to our commercial activities and served in that position until she was promoted to be our General Counsel.  Prior to joining the Company, Ms. Richesson practiced as a corporate and securities attorney at Latham & Watkins LLP in San Francisco between October 2004 and April 2006. Between June 2001 and August 2004, Ms. Richesson was Vice President and Associate General Counsel at Fleming Companies, Inc., a wholesale distributor of consumable goods. Since February 2016, Ms. Richesson has served as a member of the board of directors of Network Branded Prepaid Card Association, a leading trade association open to all companies involved in providing prepaid cards that carry a brand network logo to consumers, businesses and government. Ms. Richesson holds a B.A. in International Relations and Affairs from William Jewell College and a J.D. from the University of Kansas School of Law.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This section discusses the material components of the executive compensation program for our named executive officers. In 2015, our “named executive officers” and their positions were as follows:

•	William Y. Tauscher, Chief Executive Officer;

•	Talbott Roche, President;

•	Jerry Ulrich, Chief Financial Officer and Chief Administrative Officer;

•	David C. Tate, Senior Vice President, Products and Marketing; and

•	Christopher C. Crum, Senior Vice President, Sales
This Compensation Discussion and Analysis, or CD&A, provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program and each compensation component that we provide. Each of the key elements of our executive compensation program is discussed in more detail below. The following discussion and analysis of compensation arrangements of our named executive officers should be read together with the compensation tables and related disclosures set forth below.
Executive Summary
Business Highlights
In 2015, the Company achieved strong operating results for the third consecutive year as a public company.  Adjusted operating revenues, Adjusted EBITDA growth, Adjusted net income growth, and Adjusted diluted earnings per share, each grew over 30% (see charts below). Please see the discussion of Adjusted operating revenues, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted diluted earnings per share in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Operating Statistics” in the Company’s Annual Report on Form 10-K filed with the SEC on March 2, 2016.
We continue to convert many U.S. distribution partners to best practices, add digital capabilities, and grow through acquisitions in the incentives market.  In our international segment, we continue to see transaction dollar volume growth across the Asia Pacific region, especially in Japan and South Korea.  We believe that the combination of prior growth and the Company’s positioning for future growth is what has allowed us to generate favorable returns for stockholders.  The Company achieved a stock price of $44.21 on December 31, 2015, which represents a 17.3% 1-year total stockholder return, and is up over 86% since the Company’s initial public offering on April 21, 2013.

Blackhawk Adjusted Operating Revenues
$1,000
$900
$800
$700
$600
$500
$400
34.0% CAGR
2013
2014
2015

Blackhawk Adjusted EBITDA Growth
$250
$220
$190
$160
$130
$100
30.5% CAGR
2013
2014
2015

Blackhawk Adjusted Diluted Earnings Per Share

$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
44.9% CAGR
2013
2014
2015

Blackhawk Stock Price Growth
$60
$50
$40
$30
$20
$10
$0
26.0% CAGR
4/21/2013
12/31/2013
12/31/2014
12/31/2015

As noted above, the Company has seen rapid growth in several key financial metrics which drive business results and stockholder value creation. These key metrics are also the elements against which our named executive officers are measured and which align pay outcomes with performance achieved. In 2015, the Company’s leaders delivered very strong stockholder and operating results, and the compensation earned is aligned with these outcomes.
Leadership Transition Highlights
In addition to achieving strong financial results in 2015, we established a leadership succession plan which was formally announced in February 2016. On February 22, 2016, Talbott Roche became our new Chief Executive Officer, or CEO. Mr. Tauscher continues serving as Chairman of the Board and is expected to be a key advisor to the CEO and lead the Company’s international business and its corporate development strategy and execution. We believe that this succession strategy positions the Company for strong long-term growth. During 2015, the Company continued to increase Ms. Roche’s compensation to move her closer to market CEO levels in anticipation of implementation of the formal role change in 2016.
Favorable Say on Pay Vote
At our 2014 annual meeting of stockholders, which was our first annual meeting as a public company, our stockholders cast an advisory vote on the compensation of our named executive officers, or a “say-on-pay” vote. A substantial majority (99.8%) of the votes cast at that meeting (including abstentions but excluding broker non-votes) voted in favor of the say-on-pay proposal and approved, on an advisory basis, the compensation of our named executive officers that was set forth in the related proxy statement. In evaluating our executive compensation program following this advisory vote, the Compensation Committee has considered the results of the say-on-pay vote as well as other factors discussed in this CD&A. While each of these factors informed the Compensation Committee’s decisions regarding the compensation of our named executive officers, in light of the high level of stockholder support received in 2014, the Compensation Committee has not implemented significant changes to our executive compensation program since that time. The most significant change made to the Company’s compensation program since its initial public offering in 2013 was the introduction of a performance-based equity vehicle in 2014, which continues to be part of the equity program in 2015 and 2016, and the adoption of a deferred compensation plan in 2015.
At our 2014 annual meeting of stockholders, our stockholders cast an advisory vote on the frequency with which our stockholders should be asked to vote on a say-on-pay proposal, or the “say-on-frequency” proposal. A substantial majority (98.17%) of the votes cast at that meeting (including abstentions but excluding broker non-votes) voted in favor of a triennial say-on-pay vote. Accordingly, our Board decided to provide our stockholders with the opportunity to provide an advisory vote on our executive compensation every three years, and the say-on-pay proposal will be included in the proxy statement relating to, and will be voted at our 2017 annual meeting of stockholders.
Compensation Objectives and Philosophy
Our compensation programs for our executive officers are designed to attract and retain excellent managers and to motivate these managers to increase the market value of our stock over the long term. In support of these principal objectives, our compensation programs are designed to:

•
provide our executives with rewards programs that are competitive with those provided by other companies with whom we compete for executive talent, in order to attract, motivate and retain high performance individuals;

•
link a significant portion of total compensation to annual bonuses and performance-based compensation that reward our executives for the attainment of our financial, operational and strategic goals, when met or exceeded; and

•	motivate our executives and align them with stockholders by allocating a significant portion of total pay to equity-based compensation in order to improve our long-term performance.
We believe our compensation programs place emphasis on the achievement of Company-wide goals, and also focus executives on their directly controllable business results if they are not fully responsible for Company-wide performance. We believe these features help align the interests of our executives with those of our long-term stockholders, promote the objective of compensating our executives for directly controllable and Company-wide performance and advance our objective of increasing stockholder returns.
Key Policies and Practices
We have implemented a number of policies and practices to drive performance, mitigate excessive risk taking and promote alignment of executive and stockholder interests. A summary of these policies and practices is below.

	What We Do		What We Don’t Do
✓	‒ Place a significant percentage of compensation at risk to align pay and performance	Χ	‒ No employment contracts, except with our CFO. See a summary of the severance provision in our CFO’s offer letter under the caption “Potential Payments Upon Termination or Change in Control” below.
✓	‒ Regularly review share utilization to ensure reasonable dilution levels	Χ	‒ No excessive severance or change in control benefits, including no single-trigger vesting upon a change in control for Options and stock awards granted after our initial public offering
✓	‒ Grant a portion of long-term equity incentives as performance-based awards	Χ	‒ No historical repricing of underwater Options
✓	‒ Provide reasonable post-employment/change in control provisions	Χ	‒ No dividend or dividend equivalents paid on unearned performance awards

	What We Do		What We Don’t Do
✓	‒ Utilize an independent compensation consulting firm	Χ	‒ No tax gross-ups
✓	‒ Mitigate undue risk in compensation by placing caps on incentive awards	Χ	‒ No perquisites or supplementary retirement benefits (except frozen benefits with Safeway)
✓	‒ Maintain a Clawback Policy and a Stock Ownership Policy for executives
Elements of Compensation
The Compensation Committee uses four core compensation and benefits elements to provide a competitive overall rewards package to executive officers. We believe each of these elements forms an integral part of the overall compensation program and, taken collectively, these elements serve to achieve our compensation objectives. Outlined below is a summary of our program, as well as key outcomes for our 2015 compensation program in alignment with the performance that was delivered:

Compensation Element	Objective	Design Overview	2015 Outcomes
Base Salary	‒ Provide a stable part of the compensation package; recognize ongoing performance of job responsibilities and provide a degree of financial certainty	‒ Fixed compensation that is generally aligned with market median for comparable roles
‒    Provided targeted increases to gain better alignment with market and recognize contributions, including:
‒    5.4% for the CEO
‒    18.2% for the President, 12.5% for the CFO
‒    Others received increases of 3.0%

Annual Performance-Based Cash Compensation (Bonuses)	‒ Emphasize corporate and individual objectives and provide reward opportunities for our named executive officers when key business objectives are met
‒    Payouts based on Corporate Adjusted Pre-Tax Income and U.S. Direct Margin
‒    Payout capped at 1.5x target for 120% performance attainment for the CEO, 1.33x target for the President and 1.5x for the others.
‒ While 2015 growth levels were over 30%, bonus payouts were +/- 5% of target, reflecting the Company’s aggressive goal-setting
Long-term Equity Incentive Compensation	‒ Incentivize and reward increases in stockholder value ‒ Link pay to business performance and align the management team with stockholder results
‒    Mix of 33% RSUs, 33% Options, 33% performance share awards, or PSAs
‒    PSAs have two 1-year performance periods with a 3-year cliff vesting. For each performance period, the performance metrics are Adjusted Operating Revenue Growth and Adjusted Pre-Tax EPS.

‒    2015 share price up over 17%
‒    PSA program implemented in 2014 and maintained in 2015 and 2016
‒    150% PSA shares earned for initial 2015 measurement period given 2015 results of 20.6% Adjusted Pre-Tax EPS growth and 36.3% Adjusted Operating Revenue growth

401(k) and other benefits also provided to the broader employee population	‒ Allow for retirement savings in a tax-efficient manner and provide a basic level of protection from health, dental, life and disability risks and provide a degree of financial certainty	‒ Executive benefits plans aligns with all other Blackhawk employees, and includes 401(k) and health and welfare plans ‒ Severance and change-in-control agreements for senior executives only	‒ No material changes to benefits plans in 2015

Target Pay Mix
As part of its compensation philosophy, the Company reinforces the need to deliver positive performance results by placing a large majority of pay at risk, with a substantial portion of overall pay also linked to direct financial and stockholder performance results. For 2015, nearly 90% of the Company’s CEO target pay was at risk, and over 60% was linked to performance-based outcomes. For the other named executive officers, average 2015 target pay included over 75% being at risk, with over 55% aligned to direct performance results. The pay mixes were determined with the intent to generally align with pay mixes found in the market, and to place more emphasis on at-risk and long-term pay for our most senior leaders who have the most impact on the Company’s long-term performance.

2015 Target Total Direct Compensation
CEO Pay Mix

At Risk
88%
Base Salary
12%
Annual Cash
Incentive
12%
RSUs
26%
Options
25%
PSUs
25%
Performance Based
63%

2015 Target Total Direct Compensation
Average NEO Pay Mix (non-CEO)
At Risk
76%
RSUs
19%
Base Salary
24%
Options
19%
Annual Cash
Incentive
20%
PSUs
18%
Performance
Based 57%

How Compensation is Determined
Engagement of Compensation Consultants
In connection with, and since completion of our initial public offering in April 2013, the Compensation Committee has engaged and continues to engage Mercer to assist it in designing programs and setting compensation levels that are appropriate for a public company.
The executive compensation services provided by Mercer to the Compensation Committee during the 2015 fiscal year included the following:

•	development of a peer group of comparable public companies for purposes of determining executive compensation levels;

•	assessment of market director compensation practices for purposes of developing a competitive Board compensation program;

•	assessment of cash and equity compensation for the named executive officers relative to the peer group;

•	assessment of total equity usage, dilution rates and equity plan design relative to the peer group and general market practices;

•	advice on governance best practices and market trends;

•	advice on other ad hoc matters related to rewarding top executive talent; and

•	attends each committee meeting, including executive sessions.
Evaluation of Market Competitiveness
The Compensation Committee considers multiple data sources in making decisions about executive compensation. In general, the Compensation Committee aims to position total compensation within a reasonable range of market 50th percentile, defined as the middle point of relevant peer group and survey market data. However, market data is not applied in a formulaic manner and other factors may have an equal or greater impact on compensation decisions.
For example, the positioning of an executive officer’s individual pay may be above or below the market median based on factors such as experience and proficiency as well as attraction, retention and succession planning requirements. Compensation history, as well as prior and expected performance and related reward payouts are also considered in establishing new pay levels. In addition, the positioning of each element of compensation may vary based on broader considerations, such as the desired pay mix for certain roles, the impact of compensation decisions on accounting expense or stockholder dilution, or the need to tailor the compensation package to compete with a broader set of competitors for talent.
Peer Group Comparison
The Compensation Committee selects peer companies primarily based on industry similarity and company size, which is measured by revenue. To attract, retain and engage high performing leaders, we believe that our peer group needs to be aligned with our strategic vision and include companies that:

•	represent an appropriate range from a size and scope perspective;

•	operate in Data Processing & Outsourced Services, Application Software or Consumer Finance industries; and

•	are talent competitors.
The peer group used for making 2015 compensation decisions comprises 13 companies that align with the criteria as outlined above, thereby making them an appropriate comparator group.

Company	2014 Revenue (MM)	2015 Revenue (MM)
GLOBAL PAYMENTS INC	$2,819	$2,845
TOTAL SYSTEM SERVICES INC	$2,698	$2,780
VANTIV INC	$2,922	$3,041
HEARTLAND PAYMENT SYSTEMS	$2,483	$2,588
VERIFONE SYSTEMS INC	$1,977	$2,000
EURONET WORLDWIDE INC	$1,736	$1,764
MONEYGRAM INTERNATIONAL, INC.	$1,397	$1,408
FLEETCOR TECHNOLOGIES INC	$1,493	$1,649
CARDTRONICS INC	$1,135	$1,181
ACI WORLDWIDE INC	$1,039	$1,028
WEX INC	$850	$854
GREEN DOT CORPORATION	$693	$694
EVERI HOLDINGS INC.	$711	$775

75th Percentile	$2,483	$2,588
50th Percentile	$1,493	$1,649
25th Percentile	$1,039	$1,028

Blackhawk	$1,445	$1,801
Percentile Rank	46%	60%
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(1)	Data presented in the table above is for the four most recently disclosed quarters as of December 31, 2014 and December 31, 2015, respectively, as reported by Standard and Poor’s Research Insight.

(2)	All dollar amounts are reported in USD millions.

(3)	Global Cash Access rebranded as Everi Holdings Inc. in August 2015.
Data from Radford’s publicly-available Global Technology Survey was also considered by the Compensation Committee as a secondary market reference point. The survey data is scoped based on revenue to reflect similarly sized companies, and represents a broader set of technology companies than the peer group listed above. Both national and Northern California data is reviewed, although neither is applied formulaically in making compensation decisions.
We annually evaluate the composition of our peer group for factors such as recent acquisitions completed by our peer companies, new markets that we have entered and changes in our market landscape. With assistance from our compensation consultant Mercer, we also conducted a 2015 annual review, which resulted in some refinements in the peers used for setting target 2016 pay. Green Dot Corporation, Everi Holdings Inc. and MoneyGram International, Inc. were removed, and Aimia Inc, Alliance Data Systems Corporation, Jack Henry & Associates, Inc. and Sabre Corporation were added.
Elements of Compensation
Base Salaries
We provide our executive officers, including our named executive officers, with a base salary to compensate them for services rendered to the Company during the fiscal year. Base salary amounts are established based on a number of factors, including the scope of the named executive officer’s responsibilities, years of service and the Board’s or Compensation Committee’s general knowledge of the competitive market based on, among other things, experience with other companies and our industry. Base salaries are evaluated annually for all executive officers. In addition to the factors above, individual factors are also considered, in a subjective manner, in setting base salaries, including the executive’s experience, achievements, leadership, teamwork and value to the Company. Consideration of these individual factors encourages our executives to improve their individual performances.
Since our initial public offering, the base salary of our CEO is determined annually by our Compensation Committee. At the end of each fiscal year, our Compensation Committee collects information regarding the CEO’s performance and discusses relevant issues and matters with the CEO. Our Compensation Committee subsequently meets, without the CEO present, and conducts a formal performance review of the CEO and sets an appropriate base salary level for the next fiscal year.
The CEO assesses the individual performance of each other named executive officer and proposes to our Compensation Committee the executive’s base salary. Our Compensation Committee relies on the experience of its members and the CEO’s assessment to determine the other named executive officers’ base salaries.
In 2015, base salaries for all of the executive officers were increased using the process above by a range of 3.0% to 18.2%. These increases were determined primarily based on consideration of general industry base pay increase trends for executives as reported by Mercer, but also considered individual competitiveness against market benchmarks. For Ms. Roche, the more substantial increase was intended to reflect the anticipated 2016 implementation of the Company’s CEO succession plan and move her closer to CEO base salary levels. The Compensation Committee believes these increases in base salary were appropriate based on the Company’s performance and each executive’s strong individual achievements in 2015. For 2016, the Compensation Committee undertook a similar process. Ms. Roche’s increase was a result of her promotion to CEO, and Mr. Tate’s increase is aligned with him taking on an expanded leadership role. Mr. Tauscher received no salary increase as he stepped into the role of Chairman of the Board and leader of the Company’s international business and corporate development and strategy functions.

Executive Officer	2014 Base Salary ($)	2015 Base Salary ($)	2015 Change in Salary (%)	2016 Base Salary ($)	2016 Change in Salary (%)
William Tauscher	$782,600	$825,000	5.4%	$825,000	—%
Talbott Roche	550,000	650,000	18.2%	750,000	15.4%
Jerry Ulrich	400,000	450,000	12.5%	461,250	2.5%
David C. Tate	340,000	350,200	3.0%	400,000	14.2%
Christopher C. Crum	340,000	350,200	3.0%	358,955	2.5%

2015 Bonuses
The primary purpose of our bonus program is to motivate our executives to meet or exceed Company-wide and business-specific performance goals on a shorter-term basis. We believe bonus programs at certain levels are necessary for competitive purposes to attract and retain highly qualified executives and serve the purpose of focusing attention on key strategic and financial goals for the Company. The fact that named executive officers must be employed by the Company on the payment date as a condition of bonus eligibility also assists in retention.
For 2015, the Compensation Committee approved the 2015 Bonus Plan, pursuant to which each named executive officer was eligible to receive an annual bonus based on the achievement of specified Company performance metrics. For our executive officers, 2015 bonus targets were set and achievements were determined in accordance with the rules for performance-based compensation set forth in the 2013 Plan. The metrics used to measure achievement, rationales for selection and the respective weighting of each are detailed in the table below for each executive officer. We chose these metrics because they are critical measures of business success. For executives with Company-wide responsibility, the emphasis is solely on total Company results. For those with a mix of Company-wide and business-specific results, the performance measure weighting is balanced between the two metrics.

	Metrics
	Corporate Pre- Tax Income (1)	Segment Direct Margin (2)
	Provides strong line of sight to both growth and expense management	Measures efficiency and effectiveness of efforts to grow business
Executive	Weightings
William Y. Tauscher	100%	—%
Talbott Roche (3)	50%	50%
Jerry Ulrich	100%	—%
David C. Tate (3)	50%	50%
Christopher C. Crum (3)	50%	50%
________________________________

(1)
In determining corporate pre-tax income, we exclude any credit or expense taken for distribution partner mark-to-market expense, stock-based compensation expense, warrant amortization, interest income and expense, change in fair value of contingent consideration, amortization of intangible assets, corporate acquisitions (including the Achievers acquisition) and certain other non-cash and cash expenses that we believe are not indicative of our core operating performance.

(2)	Direct margin is defined as product revenue minus directly attributable costs for U.S. business and excludes any mark-to-market of equity instruments held by distribution partners.

(3)	Segment Direct Margin relates to U.S. Direct Margin for Ms. Roche, Mr. Tate and Mr. Crum.
In addition, the Compensation Committee approved threshold, target and maximum bonuses for each executive, as set forth below, based on each executive’s annual base salary:

Named Executive Officer	Threshold Bonus	Target Bonus	Maximum Bonus
William Y. Tauscher	50%	100%	150%
Talbott Roche	50%	90%	120%
Jerry Ulrich	50%	80%	120%
David C. Tate	50%	80%	120%
Christopher C. Crum	50%	80%	120%

The actual annual cash bonuses payable under our 2015 Bonus Plan were based on achievement of results for each metric, as detailed in the table below. These goals were established based on the Company’s annual operating plan and take into account the aggressive growth expectations of the Company.

Goals and Performance Attainment by Metric
	Corporate Pre-Tax Income	U.S. Direct Margin
Threshold Goal	$122.0M	$227.2M
Target Goal	$152.4M	$284.0M
Maximum Goal	$182.9M	$340.8M
Actual Results	$154.6M	$282.4M
Attainment	101.5%	99.5%

The bonuses earned by each executive is set forth in the “2015 Summary Compensation Table” below in the column titled “Non-Equity Incentive Plan Compensation,” and are calculated below. Although the Company reserves the right to reduce or eliminate the amount payable at a given level of performance, it did not exercise that right for 2015. Despite the 2015 achievement of Adjusted Pre-Tax Income growth of 37% and Segment Direct Margin growth of 21%, overall payouts are within 5% of target due to the Company’s aggressive 2015 goals.

Executive Officer	2015 Bonus Eligible Earnings ($)	Target Bonus (%)	Target Bonus ($)	Adjusted Pre-Tax Income			Segment Direct Margin				Payout ($)	Payout (% of Target)
				Attainment (% of Target)	Payout (% of Target)	Weighting	Attainment (% of Target)	Payout (% of Target)		Weighting
William Y. Tauscher	$832,712	100%	$832,712	101.50%	103.75%	100.00%	99.50%	—%		—%	$863,938	104%
Talbott Roche	643,269	90%	578,942	101.50%	102.50%	50.00%	99.50%	98.89%	(1)	50.00%	582,963	101%
Jerry Ulrich	449,039	80%	359,231	101.50%	103.75%	100.00%	99.50%	—%		—%	372,702	104%
David C. Tate	354,973	80%	283,979	101.50%	103.75%	50.00%	99.50%	99.06%		50.00%	287,972	101%
Christopher C. Crum	351,050	80%	280,840	101.50%	103.75%	50.00%	99.50%	99.06%		50.00%	284,789	101%
_______________________________________________

(1)	Ms. Roche’s payout percentage differed slightly compared to Messrs. Tate and Crum due to her higher target bonus percentage.
For 2016, the Compensation Committee approved a similar corporate performance bonus program under the cash-performance award provisions of the Company’s 2013 Equity Incentive Award Plan. The Company’s named executive officers are eligible to earn, vest in, and receive cash bonuses based on the attainment of adjusted pre-tax income and/or U.S. direct margin performance objectives during the Company’s 2016 fiscal year running from January 3, 2016 through December 31, 2016. The Compensation Committee approved threshold, target and maximum bonuses for each executive based on each executive’s annual base salary, the details of which are disclosed in our current report on Form 8-K filed with the SEC on February 25, 2016 which is incorporated herein by reference.
Equity Awards
The goals of our long-term equity-based awards are to reward and encourage long-term corporate performance based on the value of our Common Stock and, thereby, to align the interests of our executive officers, including our named executive officers, with those of our stockholders.
The Board previously adopted the Second Amended and Restated 2006 Restricted Stock and Restricted Stock Unit Plan, or the 2006 Plan, and the Amended and Restated 2007 Stock Option and Stock Appreciation Right Plan, or the 2007 Plan. The 2006 Plan provided for the grant of restricted stock awards, or RSAs, and RSUs, and the 2007 Plan provided for the grant of Options and SARs. In March 2013, we adopted the 2013 Plan which became effective in connection with our initial public offering in April 2013. Upon the effectiveness of the 2013 Plan, no further grants have been, or will be, made under the 2006 Plan or the 2007 Plan. In addition, in December 2013, we adopted the 2013 Employee Stock Purchase Plan, or the ESPP, in order to provide additional incentives for our employees and to align employee interests with the long term success of the Company.
We have also used Options as a key equity incentive vehicle because we believe Options reward our named executive officers in a manner that best aligns their interests with the interests of our stockholders. The exercise price of each Option is at least equal to the fair market value of our Common Stock on the grant date. Because our named executive officers are able to benefit from Options only if the fair market value of our Common Stock increases relative to the Option’s exercise price, we believe Options provide meaningful incentives to our named executive officers to achieve increases in the value of our stock over time and are an effective tool for meeting our compensation goal of increasing long-term stockholder value by tying the value of these incentive awards to our future performance. We believe our long-term equity compensation also encourages the retention of our named executive officers because the vesting of equity awards has been largely based on continued employment.
We also have granted RSUs to our named executive officers. These awards are intended to enable our named executive officers to establish a meaningful equity stake in the Company that vests over a period of years based on continued service. We believe that these awards enable us to deliver competitive compensation value to named executive officers at levels sufficient to retain top talent within our executive officer ranks.
In 2015, we also granted performance shares awards, or PSAs, that are earned over a two-year performance period and vest in full after three years, subject to continued service, thus promoting retention by delaying full payout for an additional year after the performance period is over. The two-year performance period promotes a long-term performance focus, while balancing the ability to set long-term performance goals in a highly dynamic business environment. Each named executive officer is eligible to earn, vest in and receive a number of shares of the Company’s Common Stock ranging from 0% - 200% of the target number of performance shares granted based on the attainment of adjusted operating revenue growth and adjusted pre-tax EPS growth at certain levels during the performance period. If the Company does not achieve at least the minimum goal for both performance goals, then all of the performance shares will be forfeited.
The Compensation Committee generally grants annual equity awards at the first quarterly Compensation Committee meeting of the year, unless otherwise specified by our Board of Directors or the Compensation Committee. The Compensation Committee does not grant equity compensation awards in anticipation of the release of material nonpublic information, nor do we time the release of material nonpublic information based on equity award grant dates.
2015 Equity
The Compensation Committee in 2015 granted an approximately equal value mix of Options, RSUs and performance shares to our named executive officers, which reflects the Company’s desire to have a balance of overall incentive opportunities, but with a heavier weighting toward awards requiring performance through Options and PSAs. The following table sets forth the Options, RSUs and PSAs granted to our named executive officers in the 2015 fiscal year.

Named Executive Officer	2015 Stock Option Grants	2015 Restricted Stock Unit Grants	2015 Performance Share Award Grants (Target)
William Y. Tauscher	165,150	50,500	50,500
Talbott Roche	69,000	21,100	21,100
Jerry Ulrich	32,250	9,850	9,850
David C. Tate	19,750	6,050	6,050
Christopher C. Crum	19,750	6,050	6,050
The Options and RSUs set forth in the above table vest in 25% annual installments over a period of four years which we believe aligns with the practices of our peer companies. We also believe the vesting schedule of our Options and RSUs appropriately encourages long-term employment with the Company while allowing our executives to realize compensation that corresponds to the value they have created for our stockholders.
We granted 2015 PSAs that are earned over a multi-year performance period based on the achievement of pre-determined performance goals. The PSAs thus increase the linkage of pay to performance. For awards granted in 2015 the performance period covers two fiscal years. The number of performance shares earned with respect to the 2015 awards is based on our attainment of adjusted operating revenue growth and adjusted pre-tax EPS growth at certain levels each fiscal year. Adjusted operating revenue is calculated in accordance with the same methodology used to calculate such named Non-GAAP metric as reported in the Company’s Part II, Item 7 as set forth in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” or MD&A. Adjusted pre-tax EPS is calculated in accordance with the same methodology used to calculate such named Non-GAAP metric as reported in the Company’s 2015 Annual Report on Form 10-K, also as set forth in the MD&A section. Calculation of the percentage growth in each performance metric is determined by measuring the fiscal year 2015 metric against the same metric for fiscal year 2014. Each of the performance criteria is weighted at 50% for each fiscal year.
Each named executive officer is eligible to earn a number of shares of Common Stock ranging from 0% - 200% of the target number of performance shares attributable to that fiscal year, based on the attainment of the performance goals for the fiscal year. If the Company does not achieve at least the minimum goal for both performance goals, then all of the performance shares attributable to that fiscal year will be forfeited. The Company reserves the right to reduce or eliminate the amount payable at a given level of performance. The following table sets forth the threshold, target and maximum number of performance shares each named executive officer is eligible to earn based on the attainment of the applicable performance criteria at the threshold, target and maximum goals:

	Executive Officer Eligibility for 2015 Performance Shares
Named Executive Officer	Threshold Number of Performance Shares	Target Number of Performance Shares	Maximum Number of Performance Shares
William Y. Tauscher	25,250	50,500	101,000
Talbott Roche	10,550	21,100	42,200
Jerry Ulrich	4,925	9,850	19,700
David C. Tate	3,025	6,050	12,100
Christopher C. Crum	3,025	6,050	12,100
In 2015, the Company attained an adjusted Pre-tax EPS growth of 20.6% and an adjusted operating revenue growth of 36.3%. Accordingly, the named executive officers earned 150% of target performance shares for the first half of the 2015 PSA performance period, though no shares are payable until the end of the 3-year period after grant, or January 2018, subject to continued service with the Company:

Named Executive Officer	Number of Earned 2015 Performance Shares
William Y. Tauscher	37,875
Talbott Roche	15,825
Jerry Ulrich	7,388
David C. Tate	4,538
Christopher C. Crum	4,538
For the 2016 fiscal year, the Compensation Committee approved grants of Options, RSUs and PSAs subject to similar terms as applied to the equity awards granted in 2015. The Options and RSUs vest in 25% annual installments over a period of four years. The PSAs will be earned over three fiscal years based on our adjusted operating revenue growth and adjusted pre-tax EPS growth over the three-year period.
Other Elements of Compensation
Retirement Plan
401(k) Plan. Our eligible employees, including our named executive officers, are eligible to participate in the Blackhawk Network 401(k) Plan maintained by the Company, under which our eligible employees may defer a portion of their eligible compensation, within prescribed limits, on a pre-tax or Roth after-tax basis through contributions to the 401(k) Plan. Under the Blackhawk Network 401(k) Plan, the Company may match a portion of our employee’s annual contributions, within prescribed limits. Our executives are eligible to receive the same retirement benefits as all employees.
Employee Benefits and Perquisites
All of our full-time employees, including our named executive officers, are eligible to participate in our group health and welfare plans, including: medical, dental and vision benefits; medical and dependent care flexible spending accounts; short-term and long-term disability insurance; and life insurance. We pay the premium costs for life insurance for each corporate employee (including executive officers) in an amount equal to two times annual salary, up to a maximum of $1 million. The employee is responsible for the income tax for any amount exceeding $50,000 in coverage. Our executives are eligible to receive the same group health and welfare benefits as all employees.
Historically, we have neither provided any perquisites to our executives that are not available to other employees nor made gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or benefits we offer. In the future, we may provide different and/or additional perquisites to our named executive officers to ensure that we provide a balanced and comprehensive compensation structure. We believe that it is important to maintain flexibility to adapt our compensation structure to properly attract, motivate and retain the top executive talent for which we compete.
Severance and Change in Control Benefits
Historically, we did not enter into severance or change in control agreements with our named executive officers regardless of whether such termination is voluntary, for cause or otherwise, other than Mr. Ulrich, who is eligible under his offer letter to receive continuation of his base salary for 52-weeks upon a termination of employment other than for cause, subject to certain exceptions. A summary of the severance provision in his offer letter is provided under the caption “Potential Payments Upon Termination or Change in Control” below.
However, in April 2014, the Compensation Committee adopted the Blackhawk Network Holdings, Inc. Executive Change in Control Severance Plan, or Severance Plan, for certain employees of the Company, including each of the Company’s named executive officers, because it believes change in control and severance benefits are essential to fulfill our objective of attracting and retaining key managerial talent. A summary of the Severance Plan is provided under the caption “Potential Payments Upon Termination or Change in Control” below.
Other Guidelines and Policies
Stock Ownership Policy for Executives
In April 2014, we adopted a stock ownership policy for our executives to help ensure that each maintains an equity stake in the Company and, by doing so, to appropriately link their interests with those of other stockholders. The requirement for executive officers is based on a multiple of the executive’s base salary. The current ownership requirements for executive officers are a value equal to 2.0 times base salary (4.0 times salary for the CEO) as determined on December 31 of each year. Executives are expected to meet their ownership requirements by December 31, 2019. Any newly hired or promoted executives are expected to meet their ownership requirements within five years of their hire or promotion date. This policy remained unchanged in 2015.
Clawback Policy
In April 2014, we adopted a clawback policy, pursuant to which, in the event of a restatement of our financial statements to correct a material error or inaccuracy that our Board or the Compensation Committee determines resulted in whole or in part from the fraud or intentional misconduct of an officer (as defined under Rule 16a-1(f) of the Exchange Act), the Board or the Compensation Committee shall review all bonuses, incentive compensation and performance-based equity awards paid or vested with respect to the officer within three years prior to the date on which the Company publicly discloses the need for a restatement. To the extent that such bonuses, incentive compensation or performance-based equity awards relate to the periods with respect to which the financial statements are restated and if a lesser bonus, incentive compensation or award would have been paid or vested with respect to the officer based upon the restated financial results, the Board or the Compensation Committee may (i) seek reimbursement or forfeiture of the amounts by which the officer’s bonuses, incentive compensation or awards for the restated periods exceeded such lesser bonuses, incentive compensation or awards and (ii) take additional actions, including cancellation of such officer’s outstanding bonuses, incentive compensation or equity-based award opportunities.
Anti-Hedging Policy
We adopted an Insider Trading Policy in March 2014 and an amendment in April 2014, pursuant to which our officers, directors and their family members are prohibited from engaging, directly or indirectly, in any speculative transactions involving our securities, including, purchases of our stock on margin, short sales of our securities, and purchase or sale of put or call options on our securities or entering into other derivative contracts. In addition, to prevent the misalignment of objectives of our officers, directors and employees from those of our other stockholders, we do not permit them to enter into certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, because such transactions allow the officer, director or employee to continue to own the covered securities without the full risks and rewards of ownership.

Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code
Generally, Section 162(m) of the Code, disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year to its chief executive officer and each of its three other most highly compensated executive officers, other than its chief financial officer, unless compensation qualifies as “performance-based compensation” within the meaning of the Code. Prior to completion of our initial public offering in April 2013, the Board and Chief Executive Officer did not take into consideration the deductibility limit imposed by Section 162(m) of the Code for purposes of setting compensation. The Compensation Committee may seek to qualify the variable compensation paid to our named executive officers for an exemption from the deductibility limitations of Section 162(m) of the Code. As such, in approving the amount and form of compensation for our named executive officers since the offering, the Compensation Committee considers all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m) of the Code. However, our Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) of the Code when it believes that such payments are appropriate to attract and retain executive talent.
Internal Revenue Code Section 409A
Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, additional taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Internal Revenue Code.
Section 280G of the Internal Revenue Code
Section 280G of the Code, disallows a tax deduction with respect to excess parachute payments to certain executives of companies that undergo a change in control. In addition, Section 4999 of the Code, imposes a 20% additional income tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including Options and other equity based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Code based on the executive’s prior compensation. In approving the compensation arrangements for our named executive officers since our 2013 initial public offering, the Board considers all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G of the Code. However, the Board may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent.
Accounting for Stock-Based Compensation
We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of Options, RSUs and other equity based awards under our equity incentive award plans will be accounted for under ASC Topic 718. The Board and/or Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Compensation Risk Assessment
The Compensation Committee conducts an annual risk assessment of compensation programs to identify and manage any risks they may present. Mercer reviews the risk assessment findings and discusses them with the Committee. The key factors of our compensation programs that mitigate risk are the following: alignment of compensation mix and level to market, established maximum payout levels for incentive plans, alignment of incentive plan payouts with total company performance, and strong Compensation Committee oversight with validation of awards before payout. Based on this assessment, the Committee has determined that any risks arising from our compensation programs are not reasonably likely to have a material adverse effect on the Company.
SUMMARY COMPENSATION
The following table sets forth information concerning the compensation of our named executive officers for our 2013, 2014 and 2015 fiscal years ended December 28, 2013, January 3, 2015 and January 2, 2016, respectively.
2015 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension and Non-qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($) (4)	Total ($)
Talbott Roche	2015	$636,538	$1,650,442	$920,329	$582,963	$—	$21,754	$3,812,026
President and Chief Executive Officer	2014	550,000	1,347,192	576,515	443,437	30,672	17,468	2,965,284
	2013	438,752	—	536,328	337,105	20,711	6,925	1,339,821
William Y. Tauscher	2015	819,292	3,950,110	2,202,787	863,938	—	42,027	7,878,154
Chairman, Head of International and Former Chief Executive Officer	2014	775,981	2,248,528	964,057	795,380	1,533	21,041	4,806,520
	2013	751,890	—	1,079,780	700,045	1,086	20,263	2,553,064
Jerry Ulrich	2015	443,269	770,467	430,154	372,702	—	20,841	2,037,433
Chief Financial Officer and Chief Administrative Officer	2014	393,990	670,388	287,006	323,072	8,190	22,735	1,705,381
	2013	366,683	—	453,816	278,993	5,907	13,526	1,118,925
David C. Tate	2015	347,480	473,231	263,427	287,972	—	8,143	1,380,253
Senior Vice President, Products and Marketing	2014	340,000	510,008	218,175	274,125	14,053	8,737	1,365,098
	2013	256,674	372,000	226,908	225,589	11,634	54,994	1,147,799
Christopher C. Crum	2015	348,827	473,231	263,427	284,789	—	7,262	1,377,536
Senior Vice President, Sales	2014	340,000	510,008	218,175	274,125	—	7,089	1,349,397
	2013	—	—	—	—	—	—	—
___________________________________________

(1)
Amounts reflect the full grant-date fair value of Options, RSUs and PSAs granted during 2015 computed in accordance with ASC 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all of these awards in Notes 1 and 8 to our financial statements included in our Form 10-K filed March 2, 2016. In addition, the maximum potential value of the PSAs granted to Ms. Roche and Messrs. Tauscher, Ulrich, Tate and Crum is $1,650,442, $3,950,110, $770,467, $473,231 and $473,231 respectively, assuming the Company achieved the maximum goal for each performance criteria.

(2)	Amounts represent bonuses paid with respect to 2015 services under our 2015 Bonus Plan. For a description of the 2015 Bonus Plan, refer to the discussion under the caption “2015 Bonuses” above.

(3)
Amounts represent change in pension value under the Employee Retirement Plan of Safeway Inc. and its Domestic Subsidiaries and the Safeway Retirement Restoration Plans I and II and nonqualified deferred compensation earnings under the Safeway Executive Deferred Compensation Plans I and II. We are no longer part of the same consolidated group as Safeway as of April 14, 2014. Therefore, no accruals or earnings under the Safeway plans are included for 2015.

(4)
For 2015, the amounts shown include our incremental cost for the provision to our named executive officers of certain specified perquisites (as detailed below), matching contributions by the Company on the executive’s behalf to the Blackhawk Network 401(k) Plan, life insurance premiums paid by the Company for policies on behalf of our named executive officers, stock dividends payable declared on December 29, 2012 and payable to holders of unvested RSAs if and when the shares vest, and in the case of certain named executive officers, expenses associated with the executive’s spouse on business trips.
Grants of Plan-Based Awards in 2015
The following table sets forth information regarding grants of plan-based awards made to our named executive officers during the year ended January 2, 2016:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Option (#)	Exercise or Base Price of Option Awards Per Share ($)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum($)	Threshold(#)	Target (#)	Maximum(#)
Talbott Roche	2/23/2015	$325,000	$585,000	$780,000	10,550	21,100	42,200	—	—	$—	$825,221
	2/23/2015	—	—	—	—	—	—	21,100	—	—	825,221
	2/23/2015	—	—	—	—	—	—	—	69,000	39.11	920,329
William Y. Tauscher	2/23/2015	412,500	825,000	1,237,500	25,250	50,500	101,000	—	—	—	1,975,055
	2/23/2015	—	—	—	—	—	—	50,500	—	—	1,975,055
	2/23/2015	—	—	—	—	—	—	—	165,150	39.11	2,202,787
Jerry Ulrich	2/23/2015	225,000	360,000	540,000	4,925	9,850	19,700	—	—	—	385,234
	2/23/2015	—	—	—	—	—	—	9,850	—	—	385,233
	2/23/2015	—	—	—	—	—	—	—	32,250	39.11	430,154
David C. Tate	2/23/2015	175,100	280,160	420,240	3,025	6,050	12,100	—	—	—	236,616
	2/23/2015	—	—	—	—	—	—	6,050	—	—	236,615
	2/23/2015	—	—	—	—	—	—	—	19,750	39.11	263,427
Christopher C. Crum	2/23/2015	175,100	280,160	420,240	3,025	6,050	12,100	—	—	—	236,616
	2/23/2015	—	—	—	—	—	—	6,050	—	—	236,615
	2/23/2015	—	—	—	—	—	—	—	19,750	39.11	263,427
 __________________________________

(1)
Amounts shown in these columns represent each named executive officer’s non-discretionary incentive bonus opportunity under our 2015 Bonus Plan. The “Target” amount represents the named executive officer’s target bonus if the performance goals under the 2015 Bonus Plan were achieved at the target levels, and the “Threshold” and “Maximum” amounts represent the named executive officer’s minimum and maximum bonuses, respectively, if the performance goals under the 2015 Bonus Plan were achieved at the minimum or the maximum levels.

(2)
The PSAs were awarded in 2015 for the performance periods covering our 2015 and 2016 fiscal years with one half of the granted shares to be awarded in each year. The “Threshold” number of shares represents 50% of the target number of performance shares granted, which is the number of shares that would be earned based on achieving the minimum adjusted operating revenue growth and adjusted pre-tax EPS growth. The “Target” number of shares represents 100% of the performance shares granted, which is the number of shares that would be earned based on achieving the target performance goals. The “Maximum” number of shares shown is 200% of the performance shares granted, which is the number of shares that would be earned based on achieving the maximum performance goals. Please see the section “Compensation Discussion and Analysis—Elements of Compensation-Equity Awards” for a detailed discussion of the PSAs.

(3)
Amounts reflect the full grant-date fair value of Options, RSUs and PSAs granted during 2015 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all of these awards in Notes 1 and 8 to our financial statements included in our Form 10-K filed March 2, 2016.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
For a discussion of the salaries, bonuses and equity awards and other compensation received by our named executive officers in 2015, please refer to the Compensation Discussion and Analysis above. We have not entered into any employment agreements with our named executive officers other than the severance agreement with Mr. Ulrich, as discussed above and further described below under the caption “Potential Payments upon Termination or Change in Control”.
2015 Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the number of shares of Common Stock, as applicable, underlying the outstanding equity incentive plan awards identified for each named executive officer as of January 2, 2016.

	Option Awards (1)					Stock Awards (1)
Name	Grant Date (2)	Number of Securities Underlying Unexercised Options Exercisable(#)	Number of Securities Underlying Unexercised Options Unexercisable(#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value Shares That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Talbott Roche	3/9/2010	21,250	—	$13.63	3/9/2017
	12/6/2010	50,000	—	14.93	12/6/2017
	10/18/2011 (11)	17,600	4,400	21.03	10/18/2018
	5/14/2012 (5)	30,000	20,000	18.49	5/14/2019
	3/26/2013 (6)	32,500	32,500	20.00	3/26/2020
	3/12/2014 (6)	17,275	51,825	26.73	3/12/2021
	2/23/2015 (6)	—	69,000	39.11	2/23/2022
	3/12/2014 (8)					15,750	$696,308
	2/23/2015 (8)					21,100	932,831
	3/12/2014 (9)							37,800	$1,671,138
	2/23/2015 (10)							15,825	699,623
William Y. Tauscher	3/9/2010	228,784	—	13.63	3/9/2017
	3/14/2011 (4)	375,000	—	17.53	3/14/2018
	5/14/2012 (5)	60,000	40,000	18.49	5/14/2019
	3/11/2013 (6)	81,250	81,250	20.00	3/11/2020
	3/12/2014 (6)	28,888	86,662	26.73	3/12/2021
	2/23/2015 (6)	—	165,150	39.11	2/23/2022
	3/12/2014 (8)					26,287	1,162,148
	2/23/2015 (8)					50,500	2,232,605
	3/12/2014							63,090	2,789,209
	2/23/2015 (10)							37,875	1,674,454
Jerry Ulrich	3/9/2010	17,500	—	13.63	3/9/2017
	10/18/2011 (11)	16,000	4,000	21.03	10/18/2018
	5/14/2012 (5)	25,500	17,000	18.49	5/14/2019
	3/26/2013 (6)	27,500	27,500	20.00	3/26/2020
	3/12/2014 (6)	8,600	25,800	26.73	3/12/2021
	2/23/2015 (6)	—	32,250	39.11	2/23/2022
	3/12/2014 (8)					7,837	346,474
	2/23/2015 (8)					9,850	435,468
	3/12/2014 (9)							18,810	831,590
	2/23/2015 (10)							7,388	326,623
David C. Tate	10/18/2011 (11)	—	2,500	21.03	10/18/2018
	5/14/2012 (5)	—	9,000	18.49	5/14/20019

	Option Awards (1)					Stock Awards (1)
Name	Grant Date (2)	Number of Securities Underlying Unexercised Options Exercisable(#)	Number of Securities Underlying Unexercised Options Unexercisable(#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value Shares That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	3/26/2013 (6)	—	13,750	20.00	3/26/2020
	3/12/2014 (6)	6,538	19,612	26.73	3/12/2021
	2/23/2015 (6)	—	19,750	39.11	2/23/2022
	8/21/2013 (7)					7,500	331,575
	3/12/2014 (8)					5,962	263,580
	2/23/2015 (8)					6,050	267,470
	3/12/2014 (9)							14,310	632,645
	2/23/2015 (10)							4,538	200,625
Christopher C. Crum	10/18/2011 (11)	—	3,000	21.03	10/18/2018
	5/14/2012 (5)	—	9,000	18.49	5/14/2019
	3/26/2013 (6)	—	11,250	20.00	3/26/2020
	3/12/2014 (6)	—	19,612	26.73	3/12/2021
	2/23/2015 (6)	—	19,750	39.11	2/23/2022
	3/12/2014 (8)					5,962	263,580
	2/23/2015 (8)					6,050	267,470
	3/12/2014 (9)							14,310	632,645
	2/23/2015 (10)							4,538	200,625
__________________________________

(1)
Each Option or SAR granted prior to our initial public offering in April 2013 was pursuant to our 2007 Plan, and each RSA and RSU granted prior to our initial public offering was pursuant to our 2006 Plan. Each award granted after to our initial public offering in April 2013 was pursuant to our 2013 Plan.

(2)	Unless otherwise noted, each Option, SAR, RSA and RSU vests as to 20% of the shares subject to the award on each of the first, second, third, fourth and fifth anniversaries of the grant date.

(3)
The market value of shares of stock that have not vested is calculated based on the fair market value of Common Stock of $44.21 per share which is the closing price of Common Stock on December 31, 2015, the last trading day of the 2015 fiscal year.

(4)	This option vested as to 20% of the shares subject to the option on the first through fifth anniversary of August 12, 2010.

(5)	This SAR will vest as to 20% of the shares subject to the SAR on the first through fifth anniversaries of March 14, 2012.

(6)	This option vests as to 25% of the shares subject to the option on each of the first, second, third and fourth anniversaries of the grant date.

(7)	This RSA vests as to 25% of the shares subject to the award on the first, second, third and fourth anniversaries of June 3, 2013.

(8)	These RSUs vest as to 25% of the shares subject to the award on each of the first, second, third and fourth anniversaries of the grant date.

(9)	Represents performance shares earned but not yet vested. Earned performance shares will vest in full on January 3, 2017, subject to the executive’s continued service.

(10)	Represents performance shares earned but not yet vested. Earned performance shares will vest in full on January 4, 2018, subject to the executive’s continued service.

(11)	This option vests as to 20% of the shares subject to the award on each of the first, second, third, fourth and fifth anniversaries of March 14, 2011.

2015 Option Exercises and Stock Vested
The following table shows the number of shares of Common Stock, as applicable, acquired by each named executive officer during fiscal year 2015 upon the exercise of Options and the number of shares of RSAs and RSUs held by each named executive officer that vested during fiscal year 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Talbott Roche	17,500	$631,841	11,250	$384,495
William Y. Tauscher	146,216	4,036,895	8,763	306,880
Jerry Ulrich	40,000	1,245,578	8,613	292,147
David C. Tate	16,775	343,063	8,238	290,507
Christopher C. Crum	21,563	305,938	1,988	69,620
_____________________________________

(1)	Represents the price at which shares acquired upon exercise of the Options were sold net of the exercise price for acquiring shares.

(2)	Represents the vesting date closing market price of a share of our Common Stock multiplied by the number of shares that have vested.
2015 Pension Benefits
Our named executive officers have accumulated, undistributed benefits under one or more of the Employee Retirement Plan of Safeway Inc. and its Domestic Subsidiaries, or the Safeway ERP, the Safeway Retirement Restoration Plan I and/or the Safeway Retirement Restoration Plan II, or collectively, the Safeway RRPs. These benefits were credited for service performed for Blackhawk, when we were a subsidiary or division of Safeway. Safeway distributed its remaining shares of our Common Stock on April 14, 2014. For a description of these plans, see our Proxy Statement for the 2015 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 8, 2015.
2015 Non-Qualified Deferred Compensation
We adopted the Blackhawk Network Holdings, Inc. Deferred Compensation Plan, or the Blackhawk Deferred Compensation Plan, a non-qualified and unfunded defined contribution plan, effective as of June 21, 2015. Participation in the Blackhawk Deferred Compensation Plan is limited to our non-employee directors and certain management and highly compensated employees that are selected by our Compensation Committee, currently including all of our named executive officers. Named executive officers may elect to defer between 1% and 50% of base salary and between 10% and 100% of cash bonus plan compensation to an unfunded, but fully vested account. At our sole discretion, we may make contributions to the Blackhawk Deferred Compensation Plan from time to time. No such contributions have been made.
At the election of the executive officer, the account balance under the Blackhawk Deferred Compensation Plan may be deemed to be invested in one or more investment funds, with the hypothetical investment gains and losses derived from the deemed investments credited to (or debited from) the executive officer’s deferred account balance. Named executive officers must submit irrevocable deferral elections with respect to amounts deferred under the Blackhawk Deferred Compensation Plan that specify when payment will commence – either a fixed date or upon their termination of service with us, provided, however, that any amounts not yet being paid will always commence payment upon a termination of service. Named executive officers may elect to receive payment in a lump sum distribution or in annual installments over a period of 5, 10 or 15 years. All amounts deferred under the plan will be paid in accordance with the distribution elections submitted by the executive officer, subject to limited exceptions for small account balances or subsequent deferral elections satisfying certain legal requirements.

We may terminate the Blackhawk Deferred Compensation Plan at any time, but termination will not reduce any existing account balances and will not accelerate payment unless otherwise determined by the Compensation Committee and permitted by applicable law.
No named executive officer deferred any portion of salary or bonus into the Blackhawk Deferred Compensation Plan for the fiscal year ended January 2, 2016, and no Company contributions were made for our named executive officers during the fiscal year ended January 2, 2016.
Mr. Ulrich has undistributed compensation under the Safeway Executive Deferred Compensation Plans, or the Safeway Deferred Compensation Plans, attributable to service performed for Blackhawk, when we were a subsidiary or division of Safeway. Safeway distributed its remaining shares of our Common Stock on April 14, 2014. For a description of these plans, see our Proxy Statement for the 2015 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 8, 2015.
Potential Payments upon Termination or Change in Control
Our named executive officers are entitled to certain payments and benefits upon a qualifying termination of employment or a change in control. The following discussion describes the payments and benefits to which our named executive officers would have become entitled pursuant to agreements in effect as of January 2, 2016.
Severance Arrangements
Pursuant to the offer letter between Mr. Ulrich and the Company dated June 1, 2006, as amended on August 9, 2007 upon a termination of employment other than for cause, Mr. Ulrich would be entitled to receive 52 weeks of base salary continuation, provided, however, any amount paid during the paid leave of absence that is considered “nonqualified deferred compensation” subject to Section 409A of the Code shall be delayed six months if he is determined to be a specified employee under Section 1.409A-1(i) of the Treasury regulations.
The Severance Plan provides for the payment of severance and other benefits to certain eligible employees, (including all of the named executive officers) following a change in control (as defined therein) in the event of a subsequent termination of employment by the Company without “cause” or by the eligible employees for “good reason” (each, as defined in the Severance Plan and each such termination, a Qualifying Termination). In the event of a Qualifying Termination during the 24-month period following a “change in control” (as defined in the Severance Plan), the Severance Plan provides for the following payments and benefits:

•
an amount equal to the product of (i) two (Mr. Tauscher), one and one half (Mr. Ulrich and Ms. Roche) or one (Messrs. Tate and Crum ), multiplied by (ii) the sum of the executive’s base salary and target annual cash bonus opportunity for the fiscal year of termination, payable in substantially equal installments, in accordance with the Company’s normal payroll procedures, over the 24-month period (Mr. Tauscher), 18-month period (Mr. Ulrich and Ms. Roche) or 12-month period (Messrs. Tate and Crum) following the termination date;

•	an additional lump sum payment equal to a prorated portion of the executive’s target annual cash bonus opportunity for the fiscal year of termination;

•	payment or reimbursement of COBRA premiums through the earlier of the end of the COBRA period or the date on which the executive becomes eligible for other health care coverage; and

•
full accelerated vesting of the executive’s time-based equity awards and accelerated vesting of the executive’s performance-based equity awards with respect to 100% of the “target” number of shares subject to such performance-based equity awards.

The eligible employee’s right to receive the severance payments pursuant to the Severance Plan is contingent on the person executing a general release of claims against the Company. In addition, to the extent that any payment or benefit received by an executive would be subject to an excise tax under Section 4999 of the Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to the executive than receiving the full amount of such payments.

In 2016, the Compensation Committee agreed to increase severance benefits to an amount equal to the product of (i) two (Mr. Tauscher and Ms. Roche) or one and one-half (Messrs. Ulrich, Tate and Crum), multiplied by (ii) the sum of the eligible person’s base salary and target annual cash bonus opportunity for the fiscal year of termination, payable in substantially equal installments, in accordance with the Company’s normal payroll procedures, over the 24-month period (Mr. Tauscher and Ms. Roche) or 18-month period (Messrs. Ulrich, Tate and Crum) following the termination date. The other terms of the Severance Plan remain the same.
Deferred Compensation Plan
Benefits Payable upon Termination (other than Death). Under the Blackhawk Deferred Compensation Plan, in the event of a termination of employment of a named executive officer for any reason other than death, including in connection with a change in control, the named executive officer is entitled to receive his or her account balance under such plan as of the date of termination. For a discussion of the amounts payable and manner of payment to each of our named executive officers under the Blackhawk Deferred Compensation Plan, assuming a termination of employment as of December 31, 2015, see the section titled “Non-Qualified Deferred Compensation” above.
In addition, our named executive officers have benefits payable upon termination of employment under one or more of the Safeway ERP, the Safeway RRPs and/or the Safeway Deferred Compensation Plans. For a description of these plans, see our Proxy Statement for the 2015 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 8, 2015.
Benefits Payable Upon Death. Under the Blackhawk Deferred Compensation Plan, any undistributed balance of a named executive officer will be payable if the executive dies before the entire deferred account balance has been distributed. The named executive officer’s beneficiary will receive the balance of the executive’s benefit in the form of a lump sum. In addition, our named executive officers have benefits payable upon death under one or more of the Safeway ERP and/or the Safeway RRPs. For a description of these plans, see our Proxy Statement for the 2015 Annual Meeting of Stockholders, filed with the SEC on April 8, 2015.
Acceleration of Options, RSUs and PSAs upon Death, Disability or Retirement
In the event of the retirement of a named executive officer at or after the one (1)-year anniversary of the date of grant of an award under the 2013 Plan and the executive officer has attained (i) age 55 and completed 10 consecutive years of service or (ii) age 65, certain Options and RSUs will accelerate and vest in full. Certain PSAs that were granted under the 2013 Plan will vest in full to the extent that they are performance vested as of the date of retirement, and any PSAs that are not then performance-vested will remain outstanding and vest in accordance with the terms of the 2013 Plan. In the event of the death of a named executive officer or termination on account of disability, in each case at or after the one (1)-year anniversary of the date of grant of an award under the 2013 Plan, certain Options and RSUs will accelerate and vest in full. Certain PSAs will be deemed performance vested with respect to the target number of performance shares, and such number of performance shares will vest in full.
Acceleration of Options and SARs upon a Change in Control
In the event we undergo a change in control, Options and SARs held by the named executive officers that were granted under the 2007 Plan will accelerate and vest in full.
Summary of Potential Payments
The following table summarizes the payments that would be made to certain of our named executive officers upon the occurrence of certain qualifying terminations of employment, assuming such named executive officer’s termination of employment with us occurred on January 2, 2016 and, where relevant, that a change in control of the Company occurred on January 2, 2016. Amounts shown in the table below do not include (i) accrued but unpaid salary, and (ii) other benefits earned or accrued by the named executive officer during his or her employment that are available to all salaried employees, such as accrued vacation.

Name	Change in Control (No Termination) ($)(1)	Non-Change in Control Severance (except Retirement, Death or Disability) ($) (2)	Change in Control Severance ($) (3)	Death ($) (4)	Disability ($) (4)	Retirement ($) (4)
Talbott Roche
Cash	$—	$—	$2,437,500	$—	$—	$—
Continued Healthcare	—	—	33,594	—	—	—
Accelerated Vesting	1,403,193	—	5,222,963	—	—	—
Total	1,403,193	—	7,694,057	—	—	—
William Y. Tauscher
Cash	—	—	4,125,000	—
Continued Healthcare	—	—	33,981	—	—	—
Accelerated Vesting	2,995,823	—	10,980,298	—	—	—
Total	2,995,823	—	15,139,279	—	—	—
Jerry N. Ulrich
Cash	—	450,000	1,575,000	—	—	—
Continued Healthcare	—	—	33,981	—	—	—
Accelerated Vesting	1,195,714	—	3,028,584	—	—	—
Total	1,195,714	450,000	4,637,565	—	—	—
David C. Tate
Cash	—	—	910,520	—	—	—
Continued Healthcare	—	—	22,396	—	—	—
Accelerated Vesting	622,306	—	2,195,943	—	—	—
Total	622,306	—	3,128,859	—	—	—
Christopher C. Crum
Cash	—	—	910,520	—	—	—
Continued Healthcare	—	—	22,205	—	—	—
Accelerated Vesting	573,371	—	1,815,434	—	—	—
Total	573,371	—	2,748,159	—	—	—
_________________________________________________

(1)
Represents the aggregate value of the named executive officer’s unvested Options and SARs that would have vested on an accelerated basis in connection with a change in control under the 2007 Plan, determined by multiplying the number of accelerating shares by the fair market value of our Common Stock ($44.21 per share) on December 31, 2015 which is the last trading day prior to January 2, 2016 and subtracting the applicable exercise prices.

(2)	Represents cash severance payable upon a termination of employment other than for cause.

(3)	Represents payments and benefits under the Severance Plan.

(4)
Represents the aggregate value of the named executive officer’s unvested Options and RSUs under the 2013 Plan that would have vested on an accelerated basis, determined by multiplying the number of accelerating shares by the fair market value of our Common Stock ($44.21 per share) on December 31, 2015 which is the last trading day prior to January 2, 2016 and subtracting any applicable exercise prices.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes compensation plans under which our equity securities are authorized for issuance as of January 2, 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and right (1)	Number of securities. remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (2) (3) (4)	2,937,730	$23.68	6,172,305
Equity compensation plans not approved by security holders	—	—	—
Total	2,937,730	$23.68	6,172,305
___________________________________________

(1)	Weighted Average Exercise Price of Outstanding Options does not include outstanding performance shares, RSUs or RSAs.

(2)	Consists of four plans: the ESPP, the 2006 Plan, the 2007 Plan and the 2013 Plan.

(3)	No further equity awards may be granted under the 2006 Plan or the 2007 Plan.

(4)
Includes (i) 4,407,494 shares available for issuance under the 2013 Plan and (ii) 1,764,811 shares reserved for issuance under the ESPP. The number of securities available for issuance under the 2013 Plan is equal to the sum of (i) 7,000,000 million shares plus (ii) any shares of our Common Stock subject to awards under the 2006 Plan or 2007 Plan that terminate, expire or lapse for any reason, up to a maximum of 4,623,892 shares. Shares available for issuance under the 2013 Plan may be granted pursuant to Options, RSAs, RSUs, deferred stock, dividend equivalents, stock payments, SARs, PSAs and other incentive awards, as selected by the plan administrator. The number of securities available for issuance under the ESPP is equal to the sum of (a) 2,000,000 shares and (b) an annual increase on the first day of each calendar year beginning in 2013 and ending in 2023, equal to the lesser of (x) one percent of the shares of Common Stock of the Company outstanding on the date of adoption of the ESPP and (y) such smaller number of shares of Common Stock as may be determined by the Board. In 2015, the Board determined the annual increase under the ESPP should be zero.

COMPENSATION COMMITTEE REPORT
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s 2015 Annual Report on Form 10-K.

Compensation Committee
Paul Hazen, Chairman
Arun Sarin
Jane J. Thompson

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Blackhawk under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of the Board. The Audit Committee’s functions are more fully described in its charter, which is available on our website at http://ir.blackhawknetwork.com. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Blackhawk’s audited consolidated financial statements as of and for the year ended January 2, 2016, including critical accounting estimates, and management’s report on internal control over financial reporting as of January 2, 2016.
The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” as adopted by the Public Company Accounting Oversight Board (PCAOB) and Rule 2-07 of SEC Regulation S-X. In addition, the Audit Committee discussed with Deloitte & Touche LLP their independence, and received from Deloitte & Touche LLP the written disclosures and the letter required by PCAOB Rule 3526 regarding the firm’s independence from Blackhawk. Finally, the Audit Committee discussed with Deloitte & Touche LLP, with and without management present, the scope and results of Deloitte & Touche LLP’s audit of such financial statements and audit of internal control over financial reporting as of January 2, 2016.
Based on these reviews and discussions, the Audit Committee has recommended to the Board that such audited financial statements and management’s report on internal control over financial reporting be included in our Annual Report on Form 10-K for the year ended January 2, 2016 for filing with the SEC. The Audit Committee also has engaged Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 and is seeking ratification of such selection by the stockholders.

Audit Committee
Mohan Gyani, Chairman
Richard H. Bard
Lawrence F. Probst III

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Party Transactions
The Board has adopted a written related party transaction policy that sets forth the policies and procedures for the review and approval or ratification of related party transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.
As provided by our Audit Committee charter, our Audit Committee is responsible for reviewing and approving in advance any related party transaction.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors, executive officers and certain other employees. These agreements, among other things, require us to indemnify each individual to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the individual in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director, officer or other employee.
Relationship and Transactions with Safeway and Albertsons
During 2015, Robert Edwards was a director of the Company. He was also the President, Chief Executive Officer and a director of Safeway until January 30, 2015 when Safeway was acquired by Albertsons through a merger, or the Albertsons Merger. Subsequently, He was Chief Executive Officer of Albertsons until April 2015.  The Company and/or its subsidiaries have entered into various contracts with Safeway and Albertsons, a summary of which is provided as follows:
Amended and Restated Tax Sharing Agreement
On April 14, 2014, Safeway distributed its remaining 37.8 million shares of our Class B common stock to Safeway stockholders, or the Spin-Off. Before the Spin-Off, we were included in Safeway’s “consolidated group” for U.S. federal income tax purposes, as well as in certain consolidated, combined or unitary groups for state and local income tax purposes. We were also party to a federal and state and local tax sharing agreement with Safeway, or the TSA. Under the TSA, the amount of federal tax liability paid by us is based on the approximate liability that would be incurred if we filed our own consolidated tax return separate from the Safeway consolidated group. Through 2012, the state tax liability paid by us was partly based on our share of taxable income and the total actual state tax liability of the Safeway consolidated group which will generally be less than the state income tax liability that we would incur if we filed our own consolidated state tax returns. Effective December 30, 2012, we and Safeway amended and restated our tax sharing agreement, or the Amended TSA. Under the Amended TSA, the state tax liability paid by us is based on the incremental liability paid by Safeway resulting from including us in its consolidated tax group, which will generally be greater than the state income tax liability that we would incur if we filed our own consolidated tax returns.
In April 2014, we and Safeway executed the Second Amended and Restated Tax Sharing Agreement, or the SARTSA, which superseded the previous tax sharing agreements with respect to the matters addressed by the SARTSA.
On January 30, 2015, Safeway announced the Albertsons Merger. As a result of the Albertsons Merger, the Spin-Off is taxable to Safeway and Safeway’s stockholders. Since the Spin-Off is taxable, under the SARTSA, we and Safeway filed a consolidated federal tax return and certain state and local tax returns through the date of the Spin-Off, and we and Safeway made an election that resulted in a step-up in the tax basis of our assets (the Section 336(e)

Election). The actual benefit that we will realize depends on, among other things, whether we generate adequate taxable income over time to fully utilize deductions associated with any increased tax basis resulting from the Section 336(e) Election.
Under the SARTSA, any corporate-level income tax incurred as a result of the Spin-Off is borne by Safeway, except that, pursuant to a separate letter agreement, we will bear any incremental taxes that result from certain elections requested by us with respect to certain of our foreign subsidiaries in connection with the Spin-Off, which permits us to reduce the earnings of our foreign subsidiaries for the amortization of the step up in tax basis of their assets if and when we repatriate earnings of those subsidiaries. We are not able to quantify the amount of such incremental taxes at this time, but we believe any amounts due will be immaterial to our consolidated financial statements.
For any states in which we are required under state law to remit Spin-Off taxes (because Safeway does not file combined returns with us in those states), Safeway is responsible for funding the amount of such taxes; however, the SARTSA permits Safeway to determine how such taxes will be remitted to the applicable state taxing authority. To date, Safeway has determined to fund these amounts to us in exchange for promissory notes. As of year-end 2014, Safeway had funded approximately $27.7 million to us in exchange for promissory notes for Spin-Off taxes we directly remitted to certain state taxing authorities. Pursuant to the terms of the SARTSA, Safeway contributed the notes to us as Additional Paid-In Capital when the Albertsons Merger was completed in 2015, with the exception of approximately $19.4 million in overpayments for which we will file for refunds from such states and remit such refunds to Safeway. During 2015, we received $14.3 million from such refunds and remitted these amounts to Safeway. As of January 2, 2016, we have approximately $5.2 million in overpayments still outstanding with such states that will ultimately be remitted to Safeway.
Sublease Agreement
We lease our corporate office from Safeway under a sublease that expires on the earlier of April 30, 2017 or, if earlier, the date on which the master lease between Safeway and Safeway’s lessor terminates. During 2015, we paid Safeway approximately $1.9 million pursuant to this sublease.
Content Provider Contracts
Safeway and Albertsons are content providers that offer branded gift cards redeemable for goods and services. For our content providers, we drive incremental sales by providing access to millions of consumers and creating new customer relationships. We have multiple contracts with Safeway and Albertsons, and we typically negotiate multi-year contracts with them. In 2015, our revenue generated from content provider contracts with Safeway and Albertsons was approximately $265,000.
Distribution Partner Contracts
Both Safeway and Albertsons are distribution partners that offer gift cards, prepaid telecom cards and handsets, and GPR cards provided by us for sale in Safeway’s and Albertsons’ stores in the United States. Under the distribution partner contracts with Safeway and Albertsons, we provide services relating to the management, marketing and service of products and services offered through our distribution partner contracts with Safeway and Albertsons, as well as relating to the launch and implementation of pilot programs for new products and services. Under the distribution contracts with Safeway and Albertsons, Safeway and Albertsons receive a portion of the commissions and other fees that we receive in connection with the purchase, activation, load, reload and use of our products and services offered through their stores in the United States. They also may earn incremental shares of commission based on achievement of increased average load value per store in each of its U.S. operating divisions. We also purchase handsets from manufacturers and sell them with a markup to Safeway and Albertsons. In 2015, our revenue generated from distribution partner contracts with Safeway and Albertsons was approximately $86.5 million.

Card Production and Processing Contracts
Under certain contracts between Safeway and us, we produce Safeway-branded gift cards and card carriers and provide to Safeway activation, data processing, customer service and related services for Safeway-branded gift cards. Under such contracts, Safeway pays us a fee for each card we produce, as well as transaction-based fees for the services we provide. In 2015, our revenue for such services was approximately $741,000.
Card Management Contracts
Under certain contracts between Safeway and us, we provide Safeway with certain operations, customer service, marketing and information technology support services for Safeway-branded gift cards issued by Safeway. In exchange for such services, we receive a portion of amounts unredeemed on the Safeway-issued cards. In 2015, our revenue for such services was approximately $817,000.
Other Contracts
We have certain other commercial contracts with Safeway, such as linking agreements and administrative agreements, under which the revenue was immaterial in 2015.

HOUSEHOLDING PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for Notices and, if applicable, the 2015 Annual Report and other proxy materials, with respect to two or more stockholders sharing the same address by delivering a single Notice and, if applicable, a single set of the 2015 Annual Report and proxy materials, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This procedure also reduces our printing costs and postage fees and conserves natural resources.
This year, a number of brokers with account holders who are our stockholders will be “householding” Notices and, if applicable, the 2015 Annual Report and other proxy materials. A single Notice and, if applicable, a single set of the 2015 Annual Report and proxy materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice and, if applicable, a single set of the 2015 Annual Report and proxy materials, please notify your broker or us. To contact us, direct your written request to Corporate Secretary and General Counsel, Blackhawk Network Holdings, Inc., at 6220 Stoneridge Mall Road, Pleasanton, CA 94588 or contact our Corporate Secretary and General Counsel at (925) 226-9990. If you revoke your consent, we will promptly deliver to you a separate copy of the Notice and, if applicable, a single set of the 2015 Annual Report and proxy materials. Stockholders who currently receive multiple copies of the Notice or the 2015 Annual Report and other proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.
OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
NOTICE OF ELECTRONIC AVAILABILITY OF PROXY MATERIALS
In accordance with regulations adopted by the SEC, instead of mailing a printed copy of our proxy materials, including the 2015 Annual Report (as defined below), to each stockholder of record, we may now furnish these materials on the Internet unless the stockholder has previously requested to receive these materials by mail or e-mail. On or about April 26, 2016, we will mail to our stockholders who have not previously requested to receive these materials by mail or e-mail a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and the 2015 Annual Report and to vote online. The Notice instructs you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy on the Internet or by telephone. If you received the Notice by mail, you will not automatically receive a printed copy of our proxy materials or the 2015 Annual Report unless you follow the instructions for requesting these materials included in the Notice.
INCORPORATION BY REFERENCE
The information contained above under the captions “Compensation Committee Report” and “Report of the Audit Committee of the Board of Directors” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future SEC filing except to the extent that Blackhawk specifically incorporates it by reference into such filing.

ANNUAL REPORTS
Our Annual Report on Form 10-K for the year ended on January 2, 2016, or the 2015 Annual Report, which is not a part of our proxy soliciting materials, is being mailed with this Proxy Statement to those stockholders that request and receive a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability of Proxy Materials can access this Proxy Statement and our 2015 Annual Report at www.proxyvote.com, which does not have “cookies” that identify visitors to the site. Requests for copies of our 2015 Annual Report also may be directed to General Counsel and Secretary, c/o Blackhawk Network Holdings, Inc., 6220 Stoneridge Mall Road, Pleasanton, CA 94588.
We have filed the 2015 Annual Report with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Exhibits to the 2015 Annual Report are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to General Counsel and Secretary, c/o Blackhawk Network Holdings, Inc., 6220 Stoneridge Mall Road, Pleasanton, CA 94588.

Annex A

THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
BLACKHAWK NETWORK HOLDINGS, INC.
It is hereby certified that:
1.The name of the corporation is Blackhawk Network Holdings, Inc. (the “Corporation”), which was originally incorporated under the name “Blackhawk Network, Inc.”
2.The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 27, 2006. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 18, 2013 and an amendment thereto was filed with the Secretary of State of the State of Delaware on April 11, 2014 (the “Amended and Restated Certificate of Incorporation”). The Amended and Restated Certificate of Incorporation was further amended and restated and such amendment was filed with the Secretary of State of the State of Delaware on May 21, 2015 (the “Second Amended and Restated Certificate of Incorporation”).
3.This Third Amended and Restated Certificate of Incorporation of the Corporation, which amends and restates the Second Amended and Restated Certificate of Incorporation, has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Sections 222, 242 and 245 of the General Corporation Law of the State of Delaware.
4.The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as set forth in Exhibit A attached hereto.
IN WITNESS WHEREOF, the undersigned has executed this Third Amended and Restated Certificate of Incorporation on this ___ day of ________, _____.

BLACKHAWK NETWORK HOLDINGS, INC.

By:
Kirsten E. Richesson
Secretary and General Counsel

EXHIBIT A

THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
BLACKHAWK NETWORK HOLDINGS, INC.

I.NAME
The name of the corporation is Blackhawk Network Holdings, Inc. (the “Corporation”).
II.REGISTERED OFFICE AND AGENT
The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.
III.PURPOSE AND DURATION
The purpose of the Corporation is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended (the “DGCL”). The Corporation is to have a perpetual existence.
IV.CAPITAL STOCK

A.	Capital Stock.
1.Authorized Capital Stock. The total number of shares of stock which the Corporation is authorized to issue is 220,000,000 shares, of which 210,000,000 shares shall be shares of common stock, par value $0.001 per share (the “Common Stock”), and 10,000,000 shares shall be shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).
2. Increase or Decrease in Authorized Capital Stock. The number of authorized shares of Preferred Stock and of Common Stock may, without a class vote, be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the affirmative vote of the holders of at least a majority of the voting power of the Corporation’s then outstanding capital stock, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL or any successor provision thereof.
B.Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated in the resolution or resolutions providing for the establishment of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Authority is hereby expressly granted to the Board of Directors of the Corporation to issue, from time to time, shares of Preferred Stock in one or more series, and, in connection with the establishment of any such series, by resolution or resolutions to determine and fix the designation of and the number of shares comprising such series, and such voting powers, full or limited, or no voting powers, and such other powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated in such resolution or resolutions, all to the fullest extent permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any series of Preferred Stock may, to the extent permitted by law, provide that such series shall be superior to, rank equally with or be junior to the Preferred Stock of any other series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may be different from those of any and all other series at any time outstanding. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any series of Preferred Stock, no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock so authorized in accordance with this Certificate of Incorporation.
C.Common Stock. The holders of shares of Common Stock shall have such rights as are set forth in the DGCL and, to the extent permitted thereunder, such additional rights as are set forth below:
1. Voting. Except as otherwise expressly provided by this Certificate of Incorporation or as provided by law, the holders of shares of Common Stock shall (i) have the right at all times to vote on all matters (including the election of directors) submitted to a vote of the stockholders of the Corporation, (ii) be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation and (iii) be entitled to vote upon such matters and in such manner as may be provided by applicable law. Each holder of Common Stock shall have the right to one (1) vote per share of Common Stock held of record by such holder.
2. Dividends. The holders of Common Stock shall be entitled to share equally, on a per share basis, in such dividends and other distributions of cash, property, shares of capital stock or rights to acquire shares of capital stock of the Corporation as may be declared by the Board of Directors from time to time with respect to Common Stock out of assets or funds of the Corporation legally available therefor.
3. Liquidation, Dissolution, etc. In the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, the holders of Common Stock shall be entitled to share equally, on a per share basis, in all assets of the Corporation of whatever kind available for distribution to the holders of Common Stock.
4. No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.
D.Power to Sell and Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issuance or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase all or any part of any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.
V.BOARD OF DIRECTORS
A.Powers of the Board. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by applicable law or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.
B.Election of Directors. Except as may be provided in a resolution or resolutions of the Board of Directors providing for any series of Preferred Stock with respect to any directors elected (or to be elected) by the holders of such series, beginning at the annual meeting of stockholders in 2017, the entire Board of Directors will be subject to election at each annual meeting of stockholders, and all directors shall be elected annually for one-year terms expiring at the next succeeding annual meeting of stockholders.
Notwithstanding the foregoing provisions of this Clause B of Article V, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, disqualification, retirement, or removal.
C.Number of Directors. Subject to the rights of any series of Preferred Stock to elect additional directors under specified circumstances, the total number of authorized directors constituting the Board of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office.
D.Removal of Directors. Except as may be provided in a resolution or resolutions of the Board of Directors providing for any series of Preferred Stock with respect to any directors elected (or to be elected) by the holders of such series and except as otherwise required by applicable law, the Board of Directors or any individual director may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of capital stock of the Corporation entitled to vote at an election of directors (the “Voting Stock”).
E.Vacancies and Newly Created Directorships. Except as may be provided in a resolution or resolutions providing for any series of Preferred Stock with respect to any directors elected (or to be elected) by the holders of such series and except as otherwise required by law, any vacancies on the Board of Directors resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified or until such director’s death, resignation, disqualification, retirement, or removal.
F.Bylaws. The Board of Directors is expressly authorized to make, alter or repeal Bylaws of the Corporation. Notwithstanding the foregoing, the Bylaws of the Corporation may be rescinded, altered, amended or repealed in any respect by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the Voting Stock.
G.Elections of Directors. Elections of directors need not be by ballot unless the Bylaws of the Corporation shall so provide.
H.Officers. Except as otherwise expressly delegated by resolution of the Board of Directors, the Board of Directors shall have the exclusive power and authority to appoint and remove officers of the Corporation.
VI.STOCKHOLDERS
A.Actions by Consent. Except as may be provided in a resolution or resolutions of the Board of Directors providing for any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected only at a duly called annual or special meeting of such stockholders and may not be effected by any written consent in lieu of a meeting by such stockholders.
B.Special Meetings of Stockholders. Except as may be provided in a resolution or resolutions of the Board of Directors providing for any series of Preferred Stock, special meetings of stockholders of the Corporation may be called at any time only by the Chairman of the Board of Directors or by the Secretary of the Corporation upon direction of the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors.
C.Meeting Location. Meetings of stockholders may be held within or outside the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.
VII.LIABILITY AND INDEMNIFICATION
A.Director Liability. To the maximum extent permitted by the DGCL, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended, automatically and without further action, upon the date of such amendment.
B.Right to Indemnification.
1. Directors and Officers. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. Such right may include the right to be paid by the Corporation expenses incurred in defending any such Proceeding in advance of its final disposition to the maximum extent permitted under the DGCL, as the same exists or may hereafter be amended. Notwithstanding the preceding sentence, except as otherwise provided in the Bylaws, the Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized in the specific case by the Board.
2. Employees and Agents. The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to a Proceeding, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as an employee or agent at the request of the Corporation or any predecessor to the Corporation, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. Such right may include the right to be paid by the Corporation expenses incurred in defending any such Proceeding in advance of its final disposition to the maximum extent permitted under the DGCL, as the same exists or may hereafter be amended.
3.Amendment or Repeal. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any Proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
VIII.SECTION 203
The Corporation shall be governed by Section 203 of the DGCL (or any successor provision thereto) (“Section 203”) for so long as Section 203 by its terms shall apply to the Corporation.
IX.EXCLUSIVE FORUM
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Delaware Court”) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director or officer, of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the Bylaws of the Corporation, (d) any action to interpret, apply, enforce or determine the validity of this Certificate of Incorporation or the Bylaws of the Corporation, or (e) any action asserting a claim against the Corporation governed by the internal affairs doctrine (any action described in clauses (a) through (e) being referred to as a “Covered Action”), in each such case unless the Delaware Court determines that there is an indispensable party named as a defendant in such Covered Action not subject to the personal jurisdiction of the Delaware Court (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within 15 days following such determination) and can be subject to the jurisdiction of another court or forum within the United States.

X.AMENDMENT
Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law or by the Bylaws of the Corporation or by this Certificate of Incorporation (or by any certificate of designation hereto), any alteration, amendment or repeal of Articles V, VI, VII, VIII, IX or X of this Certificate of Incorporation shall require the affirmative vote of at least seventy-five percent (75%) of the voting power of the Voting Stock.
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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your vote up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and then follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your vote up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E08801-P77264 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

BLACKHAWK NETWORK HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect Richard H. Bard, Steven A. Burd, Robert L. Edwards and William Y. Tauscher as Class III directors.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Richard H. Bard
02) Steven A. Burd
03) Robert L. Edwards
04) William Y. Tauscher

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2015 Annual Report to Stockholders, Notice and Proxy Statement are available at www.proxyvote.com

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E08802-P77264

BLACKHAWK NETWORK HOLDINGS, INC.
Annual Meeting of Stockholders
June 10, 2016 10:00 AM PDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Talbott Roche and Kirsten Richesson, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BLACKHAWK NETWORK HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, PDT on June 10, 2016, at Pleasanton Marriott, 11950 Dublin Canyon Road, Pleasanton, CA 94588, and any adjournment or postponement thereof. Each of the appointed proxies is hereby authorized to vote in her discretion upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments: ____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side